Exhibit 10.2

EXECUTION COPY

INVESTMENT AGREEMENT

dated as of

June 12, 2013

by and between

RTI BIOLOGICS, INC.

and

WSHP BIOLOGICS HOLDINGS, LLC

i

4.5	Reasonable Access	21
4.6	Notification	21
4.7	Securities Law Disclosure; Publicity	21
4.8	Use of Proceeds	22
4.9	NASDAQ Matters	22
4.10	Regulatory Filings	22

ARTICLE V TERMINATION		22
5.1	Termination Prior to the Closing	22
5.2	Effect of Termination	23

ARTICLE VI MISCELLANEOUS AND GENERAL		23
6.1	.Survival	23
6.2	Successors and Assigns	23
6.3	Counterparts; Electronic Delivery	23
6.4	Headings; Interpretation	24
6.5	Notices	24
6.6	Expenses; Transfer Taxes	25
6.7	Amendments and Waivers	25
6.8	Equitable Relief	25
6.9	Severability	25
6.10	Entire Agreement	26
6.11	Third Party Beneficiaries	26
6.12	Governing Law; CONSENT TO JURISDICTION	26
6.13	WAIVER OF JURY TRIAL	26

ii

Exhibits
Exhibit A	Definitions
Exhibit B	Series A Certificate of Designation
Exhibit C	Investor Rights Agreement
Exhibit D	Management Rights Agreement
Exhibit E	Director Indemnification Agreement
Exhibit F	Opinion of Counsel
Exhibit G	Pioneer Merger Agreement

iii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”) is made as of June 12, 2013 by and between RTI Biologics, Inc., a Delaware corporation (the “Company”), and WSHP Biologics Holdings, LLC, a Delaware limited liability company (“Investor”). Each of Investor and the Company are from time to time referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used, but not otherwise defined, in this Agreement shall have the respective meanings ascribed to such terms in Exhibit A.

RECITALS

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has entered into that certain Agreement and Plan of Merger (the “Pioneer Merger Agreement”), dated as of the date hereof, by and among the Company, Rockets MI Corporation (“Merger Sub”), Pioneer Surgical Technology, Inc. (“Pioneer”), and Shareholder Representative Services LLC, solely in its capacity as Stockholders’ Agent;

WHEREAS, upon the consummation of the transaction contemplated by the Pioneer Merger Agreement, Merger Sub will merge with and into Pioneer with Pioneer surviving such merger as a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, the Company proposes to issue and sell to Investor the aggregate number of shares specified herein of the Company’s preferred stock designated as Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), having the rights, preferences, privileges and designations set forth in the Series A Preferred Stock Certificate of Designation, in the form set forth on Exhibit B hereto (the “Series A Certificate of Designation”), pursuant to, on the terms of and subject to the satisfaction of the conditions set forth in, this Agreement (collectively, the “Issuance”); and

WHEREAS, the Issuance is being made in a private placement, without registration under the Securities Act or any other applicable securities Laws, in reliance on one or more exemptions from registration and other requirements thereunder.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein, the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SERIES A PREFERRED STOCK

1.1 Purchase and Sale of the Series A Preferred Stock. Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties and other agreements hereinafter set forth, at the Closing, the Company hereby agrees to sell, issue and convey to Investor, and Investor hereby agrees to purchase from the Company, 50,000 shares of Series A Preferred Stock, free and clear of all Liens (except for restrictions on transfer imposed by applicable securities Laws), in exchange for the Purchase Price. The shares of Series A Preferred Stock to be issued and sold by the Company to Investor pursuant to this Agreement are collectively referred to as the “Series A Shares”.

1.2 The Closing. Subject to the satisfaction of the conditions set forth in this Agreement, or the waiver thereof in writing by the Company and/or Investor as provided in Section 1.3(c), the closing of the purchase and sale of the Series A Shares contemplated by Section 1.1 (the “Closing”) shall be held, and the parties shall consummate such purchase and sale concurrently with the closing of the Merger (the date that the Closing occurs, the “Closing Date”).

1.3 Conditions to the Closing.

(a) Conditions to Obligation of Investor. The obligation of Investor to purchase the Series A Shares and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or written waiver by Investor, of the following conditions at or prior to the Closing:

(i) No Law, judgment, injunction or Order shall have been enacted, promulgated, entered or enforced by any court or Government Authority which would prohibit the consummation of the transactions contemplated by this Agreement, and there shall be no Action pending or threatened by any Government Authority or other third party that seeks to enact, issue, promulgate, enforce or enter into any such Law, judgment, injunction or Order or that seeks to enjoin or prohibit the consummation of the transactions contemplated hereby.

(ii) This Agreement shall not have been terminated in accordance with Article V.

(iii) The Company shall have duly authorized, approved and adopted, and filed with the Secretary of State of the State of Delaware, the Series A Certificate of Designation. The Series A Certificate of Designation shall be in full force and effect under the laws of the State of Delaware as of the Closing and shall not have been amended or modified.

(iv) The representations and warranties contained in Section 2.2, Section 2.4, Section 2.5 and Section 2.24 shall be true and correct in all respects as of the Closing, as if such representations and warranties were made as of the Closing.

(v) Since the date of this Agreement, no Material Adverse Change (as defined in the Financing Commitments) shall have occurred.

(vi) The Company shall have performed and complied, in all material respects, with all of the covenants and agreements required to be performed or to be complied with by the Company pursuant to this Agreement at or prior to the Closing.

(vii) The transactions contemplated by the Pioneer Merger Agreement and shall have been consummated substantially concurrently herewith on the terms and conditions set forth in the Pioneer Merger Agreement, and the conditions to the obligations of the Company and/or its Subsidiaries to consummate the transactions contemplated by the Pioneer Merger Agreement shall have been satisfied and not waived without the prior written consent of Investor.

(viii) The Company shall have taken no action that has had the effect of, or could reasonably be likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NASDAQ Global Select market, nor shall the Company have received any notice from the SEC or NASDAQ, as applicable, suggesting or otherwise providing that the SEC or NASDAQ, as applicable, is contemplating terminating such registration or listing.

(ix) The Company shall have paid or reimbursed Investor for the Investor Expenses in accordance with Section 6.6.

(x) The Company shall have delivered or caused to be delivered to Investor the items required by Section 1.4(b).

(b) Conditions to Obligation of the Company. The obligation of the Company to sell the Series A Shares and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or written waiver by the Company, of the following conditions at or prior to the Closing:

(i) No Law, judgment, injunction or Order shall have been enacted, promulgated, entered or enforced by any court or Government Authority which would prohibit the consummation of the transactions contemplated by this Agreement, and there shall be no Action pending or threatened by any Government Authority or other third party that seeks to enact, issue, promulgate, enforce or enter into any such Law, judgment, injunction or Order or that seeks to enjoin or prohibit the consummation of the transactions contemplated hereby.

(ii) This Agreement shall not have been terminated in accordance with Article V.

(iii) The representations and warranties of Investor contained in Article III shall be true and correct as of the Closing, except for inaccuracies which would not prevent Investor from performing its obligations pursuant to this Agreement.

(iv) Investor shall have performed and complied, in all material respects, with all of the covenants and agreements required to be performed or to be complied with by Investor pursuant to this Agreement at or prior to the Closing.

(v) The transactions contemplated by the Pioneer Merger Agreement shall have been consummated substantially concurrently herewith.

(vi) Investor shall have delivered or caused to be delivered to the Company the items required by Section 1.4(a).

(c) Waiver of Conditions. Any conditions specified in Section 1.3(a) may be waived only in a writing executed and delivered by the Investor specifying the condition being waived. Any conditions specified in Section 1.3(b) may be waived only in writing executed and delivered by the Company specifying the conditions being waived.

1.4 Deliveries at the Closing.

(a) Deliveries by Investor. At the Closing, Investor shall deliver or cause to be delivered to the Company the following items:

(i) the Purchase Price, by wire transfer of immediately available funds to one or more accounts designated by the Company no later than two (2) Business Days prior to the Closing Date;

(ii) a counterpart to the Investor Rights Agreement, dated as of the Closing Date and otherwise in the form set forth in Exhibit C hereto (the “Investor Rights Agreement”), executed on behalf of Investor by a duly authorized signatory thereof; and

(iii) a good standing certificate of Investor from the Secretary of State of the State of Delaware dated not more than ten (10) prior to the Closing Date;

(iv) a certificate, dated as of the Closing Date, signed by an authorized signatory of Investor, stating that the conditions specified in Section 1.3(b)(iii) and Section 1.3(b)(iv) have been satisfied.

(b) Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Investor the following items:

(i) stock certificates (such certificate(s) to be in the name of and in the denomination specified by Investor) representing the Series A Shares in a form reasonably acceptable to Investor;

(ii) a counterpart to the Investor Rights Agreement, dated as of the Closing Date and otherwise in the form set forth in Exhibit C hereto, executed on behalf of the Company by a duly authorized executive officer of the Company;

(iii) evidence that each Preferred Director (as defined in the Series A Certificate of Designation) has been duly appointed to the Board concurrently with the issuance of the Series A Shares in accordance with the terms of the Series A Certificate of Designation;

(iv) a counterpart to the Management Rights Agreement, dated as of the Closing Date and otherwise in the form set forth in Exhibit D hereto (the “Management Rights Agreement”), executed on behalf of the Company by a duly authorized executive officer of the Company;

(v) a counterpart to a Director Indemnification Agreement with each Preferred Director (as defined in the Series A Certificate of Designation), dated as of the Closing Date and otherwise in the form set forth in Exhibit E hereto, executed on behalf of the Company by a duly authorized officer of the Company;

(vi) a good standing certificate of the Company from the Secretary of State of the State of Delaware dated not more than ten (10) prior to the Closing Date;

(vii) evidence of the due filing and acceptance of the Series A Certificate of Designation with the Secretary of State of the State of Delaware;

(viii) a legal opinion of Fulbright & Jaworski LLP, the Company’s counsel, , dated as of the Closing Date and otherwise covering the matters set forth on Exhibit F hereto;

(ix) a certified copy of the unanimous resolutions of the Board, which are in full force and effect, approving this Agreement, the designation of the Series A Preferred Stock, the Investor Rights Agreement, the Director Indemnification Agreements, the Pioneer Merger Agreement and the consummation of the transactions contemplated hereby and thereby; and

(x) a certificate, dated as of the Closing Date, signed by an authorized officer of the Company, stating that the conditions specified in Section 1.3(a)(i), Section 1.3(a)(iii), Section 1.3(a)(iv), Section 1.3(a)(vi), Section 1.3(a)(vii), Section 1.3(a)(viii), Section 1.3(a)(viii) and Section 1.3(a)(viii) have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (i) expressly set forth in the disclosure schedules attached hereto and delivered to Investor by the Company on the date hereof (as may be updated and amended as provided in Section 4.10 collectively, the “Disclosure Schedules”), and (ii) otherwise disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 or its other reports and forms filed with or furnished to the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act after December 31, 2012 (other than with respect to the representations and warranties set forth in Section 2.14 and Section 2.21 and all cases excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly nonspecific and are predictive and forward-looking in nature) and before the date of this Agreement (all such reports covered by this clause (ii) collectively, the “Company Filings”) the Company hereby represents and warrants to Investor as of the date hereof as follows:

2.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business to own and use its properties. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or certificate of incorporation, bylaws, limited partnership agreement, or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent such failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

2.2 Authorization. The Company has all requisite corporate power, and has taken all necessary corporate action, required for the due authorization, execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no action on the part of the shareholders of the Company prior to Closing is required for the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company, and the Transaction Documents and instruments referred to herein to which the Company is a party will be duly executed and delivered by the Company as of the Closing. This Agreement constitutes, and the Transaction Documents will constitute at the Closing, a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or equity). The Company (including by the action of its Board of Directors) has taken all necessary actions such that the restrictions set forth in Section 203 of the Delaware General Corporation Law will not apply to any acquisition by the Investor of Series A Shares to be issued pursuant to this Agreement or the Common Stock to be issued upon the conversion thereof.

2.3 No Conflict, Breach, Violation or Default.

(a) The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Series A Shares contemplated hereby and thereby will not: (i) conflict with or result in a violation of the Certificate of Incorporation or Bylaws, both as in effect on the Closing (true and complete copies of which have been made available to Investor), (ii) result in any material violation of any Law to which the Company, any of its Subsidiaries or any of their respective assets is subject, (iii) (A) conflict with or result in a material breach, material violation of, or constitute a material default under (whether with or without the passage of time, the giving of notice or both), (B) give any third party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under, (C) create any right to payment or any other right (concurrently or with the passage of time and/or upon the occurrence of one or more events or conditions), or (D) require any authorization, consent or approval under, any material Contract to which the Company or any of its Subsidiaries is a party, or (iv) result in the creation of any Lien upon any of the Company’s or any Subsidiary’s assets or capital stock, except in the case of any of clauses (ii) through (iv) above, as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(b) Neither the execution, delivery or performance of any Transaction Document by the Company, nor the consummation by it of the obligations and transactions contemplated hereby and thereby (including the issuance, the reservation for issuance and the delivery, as applicable, of the Series A Shares) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Authority or any other Person, other than (i) the filing of the Series A Certificate of Designation with the Secretary of State of the State of Delaware, (ii) the filings required to comply with the Company’s registration and listing obligations under Investor Rights Agreement, (iii) filings required under applicable U.S. federal and state securities Laws, (iv) the notification of the issuance and sale of the Series A Shares to NASDAQ, and (v) the Shareholder Approval.

2.4 Capitalization.

(a) Schedule 2.4(a) sets forth as of the date hereof: (i) the authorized capital stock of the Company, (ii) the number and class of shares of capital stock of the Company outstanding, and (iii) the number of shares of capital stock issuable and reserved for issuance pursuant to the Incentive Plans.

(b) Except as set forth on Schedule 2.4(b), (i) neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership, interest, joint venture interest or other equity ownership interest in any Person and (ii) the Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its Subsidiaries, free and clear of any Lien.

(c) All of the issued and outstanding equity securities of each of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and were issued in compliance with applicable federal and state securities Laws. Except as set forth in Schedule 2.4(c), no Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company or any of its Subsidiaries, including with respect to the issuance of Series A Preferred Stock contemplated hereby. Except as set forth in Schedule 2.4(c), there are no outstanding warrants, options, convertible securities, stock appreciation rights, phantom stock or other rights, agreements or arrangements under which the Company or any of its Subsidiaries is or may be obligated to issue any securities of any kind. Except as set forth in Schedule 2.4(c) and except for the Series A Certificate of Designation and the Investor Rights Agreement, there are no voting agreements, registration rights agreements or other agreements of any kind among the Company and any other Person relating to the securities of the Company.

(d) Schedule 2.4(d) sets forth (i) the aggregate number of shares issuable upon the exercise (assuming all conditions to vesting or the satisfaction of any other applicable contingency have occurred) of all awards and grants outstanding under the Incentive Plans (as amended), (ii) the weighted average exercise and/or conversion price (as applicable) of such awards and grants, and (iii) any acceleration of vesting or other rights arising under any such award or grant due to the consummation of the transactions contemplated by this Agreement.

2.5 Valid Issuance. The Series A Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws. The Company has reserved for issuance from its duly authorized capital stock the number of shares of Common Stock issuable upon the conversion of the Series A Shares outstanding as of immediately after the Closing, free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws.

2.6 Company Filings; Financial Statements; Liabilities.

(a) Company Filings. Since January 1, 2011, the Company has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company pursuant to the Securities Act and the Exchange Act, including all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of their respective effective dates (in the case of Company Filings that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other Company Filings), the Company Filings complied in all material respects with the requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder applicable thereto, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the date of this Agreement, as of such respective dates, none of the Company Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Filings. To the Company’s Knowledge, as of the date hereof, none of the Company Filings is the subject of ongoing SEC review or outstanding SEC investigation.

(b) Financial Statements. Each of the audited consolidated financial statements and each of the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the Company Filings when filed (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in all material respects in accordance with GAAP consistently applied throughout the periods covered thereby (except as may be disclosed therein or in the notes thereto, and, in the case of unaudited quarterly statements, to the extent permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, in conformity with GAAP consistently applied throughout the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year end adjustments and the absence of footnotes). Neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act).

(c) Liabilities. Except as set forth in Section 2.6(b), there are no liabilities or obligations of the Company or any of its Subsidiaries of the type required to be accrued on or reserved against in a consolidated balance sheet prepared in accordance with GAAP consistently applied, other than liabilities or obligations: (i) reflected in the financial statements included or otherwise disclosed in the Company Filings, (ii) incurred in the Ordinary Course of Business consistent with past practice (other than any such liabilities related to any breach of Contract, violation of Law or tort), (iii) created under, or incurred in connection with, the Transaction Documents, or (iv) which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

(d) Indebtedness. As of the date hereof, except as set forth on Schedule 2.6(d), neither the Company nor any of its Subsidiaries have any outstanding Indebtedness.

2.7 Internal Controls.

(a) The Company has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements (including its consolidated Subsidiaries) for external purposes in conformity with GAAP. Since December 31, 2010, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Board (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respects the Company’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and the Company has provided to Investor copies of any written materials relating to each of the foregoing. The Company has made available to Investor all such disclosures made by management to the Company’s auditors and audit committee from December 31, 2010 to the date of this Agreement.

(b) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

2.8 Private Placement. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act) in connection with the offer or sale of any of the Series A Shares. Assuming the accuracy of Investor’s representations and warranties set forth in Article III, no registration under the Securities Act is required for the offer and sale of the Series A Shares to Investor as contemplated hereby.

2.9 Absence of Changes. Since December 31, 2012, (x) the Company and its Subsidiaries each has conducted its business operations in the Ordinary Course of Business and (y) there has not occurred any event, change, development, circumstance or condition that, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2012, except as contemplated by the Pioneer Merger Agreement, the Financing Commitments and any and all agreements related thereto, there has not occurred:

(a) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the Company or any of its Subsidiaries, except in the Ordinary Course of Business;

(b) any incurrence of Indebtedness by the Company or its Subsidiaries other than pursuant to the Revolving Facilities;

(c) any waiver or modification by the Company or any of its Subsidiaries of any right or rights of material value or of a material debt owed to it other than in the Ordinary Course of Business;

(d) any material change in the accounting principles utilized by the Company in connection with the business of the Company and its Subsidiaries, any change in the Company’s independent public accounting firm, disagreement with its independent public accounting firm over the Company’s and its Subsidiaries’ application of accounting principles or with the preparation of any of their financial statements that was required to be disclosed in the Company Filings, or, notification to the Company’s audit committee of any facts with respect to the Company’s or its Subsidiaries’ financial statements or methods of accounting that could reasonably be expected to result in a restatement of or amendment to the Company’s or its Subsidiaries’ financial statements;

(e) any declaration, setting aside or payment of any dividends in respect of the outstanding shares of capital stock of the Company or any of its Subsidiaries (other than dividends declared or paid by wholly-owned Subsidiaries to the Company or another wholly-owned Subsidiary of the Company);

(f) any written notice from the SEC in connection with any investigation or action by the SEC;

(g) any material change in any compensation agreement or arrangement with any executive officer or director of the Company, other than in the Ordinary Course of Business;

(h) any resignation or termination of employment of any of the Company’s executive officers;

(i) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of their employees, officers or directors or any members of their immediate families, other than (i) travel advances and other advances made in the Ordinary Course of Business and (ii) loans to employees, officers or directors in connection with the exercise of stock options or the purchase of restricted stock granted pursuant to the Incentive Plans;

(j) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company’s and its Subsidiaries’ properties or assets taken as a whole; or

(k) any arrangement, contract or commitment to do any of the foregoing.

2.10 Compliance with Laws.

(a) Except as set forth on Schedule 2.10(a), (i) each of the Company and its Subsidiaries is, and for the past three (3) years has been in compliance in all material respects with all Laws applicable to it and its business or operations (including the applicable provisions of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of NASDAQ), (ii) each of the Company and its Subsidiaries has in effect all material approvals, authorizations, registrations, licenses, exemptions, permits and consents of Governmental Authorities (each a “Material License”) necessary for it to conduct its business and (iii) the Company and its Subsidiaries are in material compliance with the terms and conditions of such Material Licenses. Except as otherwise set forth on the attached Schedule 2.10(a), to the Company’s Knowledge, (x) during the past three (3) years, neither the Company nor any of its Subsidiaries has received written or oral notices from any Governmental Authority that it is in violation of any of the terms or conditions of such Material Licenses, (y) no loss or expiration of any such Material License is pending or threatened, other than expiration in accordance with the terms thereof and (z) no director, officer, agent or employee of the Company or any of the Subsidiaries has paid, caused to be paid, or agreed to pay, directly or indirectly, any bribe, kickback or similar payment to any Governmental Authority.

(b) Except as set forth on Schedule 2.10(b):

(i) the Company and each of its Subsidiaries is, and for the past three (3) years has been, in compliance in all material respects with (1) all applicable FDA Laws, including applicable requirements related to procurement, development, manufacture, processing, clinical and other testing, establishment registration and product listing, adverse drug experience reporting, quality system regulation, good tissue practices, distribution, storage, importation, exportation, use, handling, quality, sale, labeling, promotion, or advertising and other premarket and postmarket requirements for any product that is under development, manufactured, distributed, or marketed by the Company and its Subsidiaries, and (2) all applicable Health Care Laws;

(ii) during the past three (3) years neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of the directors, officers, or employees of the Company or any of its Subsidiaries has been charged with, nor received any written notice or other communication from the FDA or any other Governmental Authority alleging, any material violation of any FDA Laws or Health Care Laws by the Company or any of its Subsidiaries relating to its business or has been or is subject to any enforcement proceedings by the FDA or other Governmental Body and, no such proceedings have been threatened in writing; no seizure, withdrawal, recall, detention, field notification, field correction, termination or suspension of manufacturing or marketing, import alert, or safety alert relating to the Company’s products has been initiated by FDA or proposed, requested, or threatened in writing by FDA or a comparable Governmental Authority during the last three (3) years; and

(iii) to the Company’s Knowledge, neither the Company nor its Subsidiaries has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, or similar policies, set forth in any applicable Laws. Neither the Company, its Subsidiaries, nor, to the Company’s Knowledge, any of its officers, employees, contractors or agents has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under 21 U.S.C. Section § 335a or exclusion from participation in Medicare, Medicaid or any other Federal health care program.

2.11 Litigation. There is no, and for the past three (3) years there has not been any, Action brought, conducted or heard by or before any court or other Governmental Authority pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries. There is no, and for the past three (3) years there has not been any, Order in effect against the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole.

2.12 Distributors. Schedule 2.12 sets forth a list of the top five (5) distributors of the Company and its Subsidiaries, on a consolidated basis, based on revenues (which are also set forth on Schedule 2.12) for the twelve (12) month period ended December 31, 2012 (the “Top Distributors”).

Except as set forth on Schedule 2.12, no Top Distributor has in writing, or to the Company’s Knowledge otherwise, canceled, communicated its intent to cancel, or has otherwise terminated: (i) its relationship with the Company or any of its Subsidiaries, (ii) any contract between such Top Distributor and the Company or any of its Subsidiaries or (iii) its distribution arrangements with the Company or any of its Subsidiaries with respect to any particular division or business segment of such Top Distributor.

2.13 Suppliers. Schedule 2.13 sets forth a list of the top five (5) human tissue suppliers of the Company and its Subsidiaries, on a consolidated basis, based on expense of the Company and its Subsidiaries, for the twelve (12) month period ended December 31, 2012 (each, a “Top Supplier”). No Top Supplier has in writing, or to the Company’s Knowledge otherwise, canceled, communicated its intent to cancel, or has otherwise terminated its relationship with the Company or any of its Subsidiaries.

2.14 Material Contracts.

(a) Schedule 2.14(a) lists Contracts of the following types to which either the Company or any of its Subsidiaries is a party or subject (other than the Transaction Documents):

(i) any Contract involving any joint venture, partnership or similar arrangement;

(ii) any material Contract that limits the freedom of the Company of any of its Subsidiaries to compete in any line of business or with any Person anywhere in the world, including Contracts that contain any non-compete, exclusivity, or similar provisions;

(iii) any Contract involving an assignment, license (whether the Company is licensor or licensee), settlement, covenant not to sue, consent, concurrent use, or other agreement with respect to any Intellectual Property that is material to the business of the Company or its Subsidiaries (other than non-exclusive licenses granted in the Ordinary Course of Business or licenses for commercially available, off-the-shelf software with an aggregate license fee of less than $200,000 annually);

(iv) any settlement, conciliation or similar Contract pursuant to which the Company or any of its Subsidiaries is obligated to pay consideration after the date of this Agreement in excess of $500,000; and

(v) any Contract with any Top Distributor or any Top Supplier.

(b) Each Contract required to be set forth on Schedule 2.14(a) (collectively, each, a “Material Contract”) is valid, binding and in full force and effect upon the Company and/or applicable Subsidiary (and, to the Company’s Knowledge, the other parties thereto). The Company and each Subsidiary and, to the Company’s Knowledge, each other party to such Material Contract has performed in all material respects all obligations required to be performed by it under such Material Contract, and there exists no event, occurrence or condition which, with or without the giving of notice, the lapse of time or both, would become a material default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, by any other party thereto.

2.15 Tax Matters. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a) (i) the Company and each of its Subsidiaries has timely prepared and filed all federal and all other material Tax Returns required to have been filed by the Company or any of its Subsidiaries with all appropriate Governmental Authorities and timely paid all Taxes shown thereon and any other Taxes otherwise owed by it, (ii) all such Tax Returns are true, correct and complete in all respects, (iii) all Taxes that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due, and (iv) to the Company’s Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction;

(b) Except as set forth on Schedule 2.15(b), (i) no federal, state, local, or non-U.S. Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has received from any federal, state, local, or non-U.S. taxing authority any (A) written notice indicating an intent to open an audit or other review related to any material Tax, or (B) written notice of deficiency or proposed adjustment for any material amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries;

(c) (i) Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under U.S. Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by Contract, or otherwise;

(d) neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code;

(e) neither the Company nor any of its Subsidiaries is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and U.S. Treas. Reg. § 1.6011-4(b)(2); and

(f) Neither the Company nor any Subsidiary has ever been, nor will they be at the Closing, a United States Real Property Holding Corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

2.16 Property. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a) with respect to each Owned Real Property, the Company or one of its Subsidiaries (as the case may be) has good and marketable fee simple title to such Owned Real Property, free and clear of all Liens except Permitted Liens;

(b) the Company and each of its Subsidiaries has the right to use or occupy the Leased Real Property under valid and binding leases; and

(c) except with respect to Owned Real Property and the Leased Real Property (which are addressed above), the Company and its Subsidiaries have good and valid title to, or a valid license to use or leasehold interest in, all of their respective material assets, free and clear of all Liens (other than Permitted Liens).

2.17 Employee Benefits Matters. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a) each Employee Benefit Plan (and each related trust, insurance Contract, or fund) has been maintained, funded and administered in compliance with its terms and with the applicable requirements of ERISA, the Code and other applicable Laws; and each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter (or may rely on a favorable opinion letter) from the United States Internal Revenue Service, and, to the Company’s Knowledge, nothing has occurred that could reasonably be expected to adversely affect the qualification of such Employee Benefit Plan;

(b) neither the Company nor any of its Subsidiaries maintains, sponsors, contributes to, has any obligation to contribute to, or has any current or potential liability or obligation under or with respect to (i) a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (iii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA); and the Company and its Subsidiaries have no current or potential liability or obligation by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person;

(c) to the Company’s Knowledge, (i) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and no breach of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan, (ii) the Company and its Subsidiaries have, for purposes of each Employee Benefit Plan, correctly classified those individuals performing services for the Company or any of its Subsidiaries as employees or non-employees, (iii) neither the Company nor any of its Subsidiaries has any current or potential obligation to provide post-employment health, life or other welfare benefits other than as required under Section 4980B of the Code or any similar applicable law and (iv) there do not exist any pending or threatened claims (other than routine undisputed claims for benefits) or Actions with respect to any Employee Benefit Plan;

(d) the transactions contemplated by the Transaction Documents will not cause the acceleration of vesting in, or payment of, any benefits or compensation under any Employee Benefit Plan and will not otherwise accelerate or increase any liability or obligation under any Employee Benefit Plan; and

(e) each benefit or compensation plan, program, agreement or arrangement that is subject to the laws of any jurisdiction outside the United States and is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability or obligation for Persons located outside the United States (each, a “Foreign Benefit Plan”) has been maintained, funded and administered in compliance with its terms and the requirements of applicable Laws, and no Foreign Benefit Plan has any unfunded or underfunded liabilities.

2.18 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other Contract or relationship with any union, labor organization, or other collective bargaining representative. There are no strikes, work stoppages or any other material labor disputes against or affecting the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened, and no such disputes have occurred within the past five (5) years. To the Company’s Knowledge, no union organization or decertification activities are underway or threatened with respect to employees of the Company or any of its Subsidiaries and no such activities have occurred within the past five (5) years.

(b) Each of the Company and its Subsidiaries is, and at all times in the last three (3) years been, in compliance in all material respects with all applicable Laws respecting employment and employment practices, including provisions thereof relating to terms and conditions of employment, wages and hours, overtime, classification of employees and independent contractors, immigration, and the withholding and payment of social security and other employment Taxes.

(c) Within the past three (3) years, neither the Company nor any of its Subsidiaries has implemented any plant closing or layoff of employees that could implicate the WARN Act.

(d) To the Company’s Knowledge, no executive officer, manager, or key employee of the Company or any of its Subsidiaries: (i) has any present intention to terminate his or her employment with the Company or any of its Subsidiaries within the first twelve (12) months following the Closing Date; or (ii) is a party to any confidentiality, non-competition, proprietary rights or other such agreement that would materially restrict the performance of such employee’s employment duties, or the ability of the Company and/or any of its Subsidiaries to conduct their business.

2.19 Intellectual Property

(a) The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has the valid and enforceable right to use pursuant to a valid and enforceable written license agreement, all Intellectual Property used in or necessary for the conduct of the business of the Company or any of its Subsidiaries (collectively, the “Company Intellectual Property”) and free and clear of any Liens, except Permitted Liens.

(b) Except as set forth on Schedule 2.19(b) or as would not, individually or in the aggregate, be material to the Company or any of its Subsidiaries, (i) neither the Company’s nor any of its Subsidiaries’ use of any Intellectual Property, nor the operation of the Company’s or any of its Subsidiaries’ respective businesses, has infringed, misappropriated, or otherwise violated, or infringes, misappropriates, or otherwise violates, any Intellectual Property of any other Person, (ii) the Company has no Knowledge of any facts which indicate a likelihood of the foregoing (and no Actions are pending or, to the Company’s Knowledge, threatened alleging any of the foregoing, including any unsolicited offers for the Company or any of its Subsidiaries to obtain a license to any Intellectual Property of another Person), and (iii) to the Company’s Knowledge, no Person is infringing, misappropriating or violating the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property.

(c) Except as would not be material to the Company or any of its Subsidiaries, the Company and its Subsidiaries have taken commercially reasonable steps to maintain and protect the secrecy and confidentiality of its trade secrets and other material confidential information of the Company or its Subsidiaries. The Company and its Subsidiaries have entered into with all of its current and former employees and independent contractors (i) written assignment agreements assigning all Intellectual Property created or developed within the scope of employment or engagement, as applicable, to the Company or its Subsidiary, respectively, and (ii) written confidentiality agreements protecting the trade secrets and confidential information of the Company or its Subsidiaries, and all such assignment agreements and confidentiality agreements are valid and enforceable in accordance with their terms. Except as set forth on Schedule 2.19(c) or as would not be material to the Company or any of its Subsidiaries, to the Knowledge of the Company, no employee or independent contractor to any such confidentiality agreement is in breach thereof.

(d) Except as set forth on Schedule 2.19(d), (x) no government funding, facilities, resources, or Intellectual Property of a university, college, other educational institution, or research center was used in the development of the Intellectual Property that is owned by, and material to the business of, the Company or its Subsidiaries, and (y) no governmental entity, university, college, other educational institution, or research center has any claim or right in or to such Intellectual Property (including any “march in” rights).

2.20 Environmental Matters. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons, complaint or Order has been received within the past three years by, and no Action is pending or, to the Company’s Knowledge, threatened by any Person against, the Company or any of its Subsidiaries, and no penalty has been assessed against the Company or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries are and within the past three years have been in compliance with all applicable Environmental Laws, including any permits or consents required by Environmental Laws; (iii) the Company and its Subsidiaries have not assumed, become subject to, or provided an indemnity with respect to, any liability of any other Person relating to Environmental Laws; and (iii) there are no liabilities of or relating to the Company and its Subsidiaries relating to or arising out of any Environmental Law, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in a such a liability.

2.21 Transactions with Affiliates. None of the officers or directors or other Affiliates of the Company is presently a party to any material transaction or contract with the Company or any of its Subsidiaries (other than as holders of stock options, warrants and/or other grants or awards under the Company’s Incentive Plans, and for services as employees, officers and directors).

2.22 Insurance Coverage. Schedule 2.22 sets forth each insurance policy maintained by the Company and its Subsidiaries on their properties, assets, products, business or personnel that is material to the Company and its Subsidiaries taken as a whole. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, with respect to each such insurance policy: (a) the policy is valid, binding and enforceable on the Company or its Subsidiaries, as applicable, and in full force and effect, and all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such insurance policy and (b) none of the Company and its Subsidiaries has received a notice of non-renewal from any of its insurers.

2.23 Brokers and Finders. Except as set forth on Schedule 2.23, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

2.24 Pioneer Merger Agreement. Attached hereto as Exhibit G is a true, accurate and complete copy of the Pioneer Merger Agreement, as in effect as of the execution and delivery of this Agreement.

2.25 No Additional Representations. Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes or has made any representation or warranty to the Investors, or any of their respective Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its

Subsidiaries or their respective businesses, or (ii) any oral or written information presented to the Investors or any of their Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to the Company as of the date hereof and as of the Closing as follows:

3.1 Organization and Existence. Investor has been duly organized and is validly existing and in good standing in the State of Delaware and has all requisite limited liability company power and authority to consummate the transactions contemplated by this Agreement.

3.2 Authorization. The execution, delivery and performance by Investor of the Transaction Documents to which Investor is a party have been duly authorized by Investor and will each constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or equity).

3.3 Private Placement. The Series A Shares to be acquired by Investor hereunder will be acquired for Investor’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or any applicable state securities Laws, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or any applicable state securities Laws, without prejudice, however, to Investor’s right at all times to sell or otherwise dispose of all or any part of such Series A Shares in compliance with applicable securities Laws. Nothing contained herein shall be deemed a representation or warranty by Investor to hold the Series A Shares for any period of time. Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

3.4 Financial Capability. At the Closing, Investor will have sufficient funds to consummate the transactions required to be consummated by it hereunder at the Closing.

3.5 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by Investor and the purchase of the Series A Shares contemplated hereby will not: (i) conflict with or result in a violation of the certificate of formation (or other governing documents) of Investor, (ii) result in any material violation of any Law to which Investor or any of its assets are subject, or (iii) result in a material breach or a material violation of any of the terms and provisions of, or constitute a default under, any material Contract to which Investor is a party. Neither the execution, delivery or performance of any Transaction Document by Investor, nor the consummation by Investor of the obligations and transactions contemplated thereby, in each case at the Closing, requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Authority or any other Person, other than filings required under applicable U.S. federal and state securities Laws.

3.6 No Legal, Tax or Investment Advice. Investor understands that nothing in (i) the Transaction Documents, (ii) the Company Filings or (iii) any other materials presented to Investor in connection with the purchase and sale of the Series A Shares constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Series A Shares. Investor acknowledges that it has not relied on any representation or warranty from the Company or any other Person in making its investment or decision to invest in the Company, except as expressly set forth in this Agreement.

3.7 Restrictive Legend. Investor understands that, until such time as a registration statement covering the Series A Shares and the shares of Common Stock issuable upon the conversion thereof has been declared effective or the Series A Shares and the shares of Common Stock issuable upon the conversion thereof may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Series A Shares and the shares of Common Stock issuable upon the conversion thereof shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Series A Shares and the shares of Common Stock issuable upon the conversion thereof):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Interim Operations of the Company. Prior to the Closing or the earlier termination of this Agreement in accordance with its terms, the Company and each Subsidiary shall operate in the Ordinary Course of Business. Except as set forth on Schedule 4.1 or as expressly permitted or required by the Transaction Documents and without limiting the foregoing, prior to the Closing or the earlier termination of this Agreement in accordance with its terms, unless Investor has previously consented in writing thereto (which consent will not be unreasonably withheld, conditioned or delayed), the Company shall not (and shall cause its Subsidiaries not to):

(a) amend, modify, supplement or waive any provisions of the Pioneer Merger Agreement or fail to comply with any obligation of the Company or the Merger Sub (as defined in the Pioneer Merger Agreement) therein;

(b) enter into any Contract or make any commitment that would conflict or interfere in any material respect with the Company’s obligations under the Transaction Documents;

(c) amend its certificate of incorporation or bylaws or similar organizational documents;

(d) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent); (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of Common Stock pursuant to existing compensation, benefits, option, restricted share or employment agreements or plans existing on the date of this Agreement and disclosed in the Disclosure Schedules hereto;

(e) issue, sell, grant, pledge or otherwise dispose of or encumber any of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock, voting securities or convertible or exchangeable securities, other than any issuance of (A) Common Stock upon exercise of any stock options outstanding on the date of this Agreement, or (B) capital stock or compensatory stock options to employees or directors of the Company or any of its Subsidiaries in the Ordinary Course of Business;

(f) sell, lease, mortgage, pledge, grant a Lien on, or otherwise dispose of any of its properties or assets, except in the Ordinary Course of Business;

(g) (i) file, or consent by answer or otherwise to the filing against the Company or any of its Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency, reorganization, moratorium or other similar Law of any jurisdiction, (ii) make an assignment for the benefit of the creditors of the Company or any of its Subsidiaries, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any of its Subsidiaries or with respect to any substantial part of its or their property, or (iv) take any corporate action for the purpose of any of the foregoing;

(h) dissolve, liquidate or wind up;

(i) acquire any interest in any Person or enterprise, whether by a purchase of assets, purchase of stock, merger, loan or otherwise (other than pursuant to the Pioneer Merger Agreement at the Closing), or enter into any joint venture or similar agreement;

(j) enter into any line of business other than the lines of business in which the Company and/or its Subsidiaries are currently engaged and other activities or lines of business reasonably related thereto in each case;

(k) create, incur, guarantee, assume, or issue any Indebtedness (other than in the Ordinary Course of Business or in connection with the Financing Commitments);

(l) voluntarily delist from any trading market;

(m) implement any employee layoffs that could implicate the WARN Act;

(n) except to provide for the appointment of the Preferred Directors (as defined in the Series A Certificate of Designation), increase the size of the Board; or

(o) authorize, or commit to agree to take, any of the foregoing actions.

4.2 Further Assurances. Each Party agrees to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain satisfaction of the conditions precedent to the other Party to the consummation of the transactions contemplated hereby.

4.3 Preparation of the Proxy Statement; Shareholders’ Meeting.

(a) Shareholder Approval; Proxy Statement. The Company agrees to use its reasonable best efforts to call and hold as soon as reasonably practicable following the Closing a meeting of the shareholders of the Company to obtain the Shareholder Approval (the “Shareholder Meeting”), and as promptly as reasonably practicable in accordance with such timing (and in any event no later than 75 days following the Closing), the Company will prepare and file with the SEC a proxy statement to be sent to the Company’s shareholders in connection with the Shareholder Meeting (the “Proxy Statement”). The Company shall cause the Proxy Statement to comply in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all applicable NASDAQ rules. The Proxy Statement shall include the Board’s unanimous recommendation that the shareholders vote in favor of the Shareholder Approval. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Investor in writing specifically for inclusion in the Proxy Statement. If the Shareholder Approval is not obtained at the Shareholder Meeting, then the Company shall use its reasonable best efforts to obtain the Shareholder Approval as soon as practicable thereafter. Until the Shareholder Approval has been obtained, the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the Shareholder Approval and to obtain the Shareholder Approval at each meeting of the Company’s shareholders occurring after the Closing Date. Investor shall provide to the Company all information concerning Investor as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Investor will cause the information relating to Investor supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholder Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Investor with respect to information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement. The Company shall respond as soon as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement (and to the extent reasonably practicable shall address all SEC comments no less than 30 days after the filing of the Proxy Statement), and the Company shall cause the Proxy Statement (containing the recommendation described above) to be mailed to the Company’s shareholders at the earliest reasonably practicable date (and in any event no later than (i) five Business Days following the SEC’s completion of its review of the Proxy Statement or (ii) if the SEC does not notify the Company that it will review the preliminary Proxy Statement within 10 calendar days after the Company files the preliminary Proxy Statement with the SEC, five Business Days following such tenth calendar day after the Company files the preliminary Proxy Statement with the SEC). The Company shall notify Investor, as promptly as reasonably practicable after receipt thereof, of any comments from the SEC or any request from the SEC or its staff for amendments or supplements to the Proxy Statement (and shall provide copies of any such written comments or requests to Investor) and shall provide Investor with copies of all correspondence between the Company, its Subsidiaries or any of their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, relating to the Proxy Statement. Notwithstanding anything to the contrary herein, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Investor with a reasonable opportunity to review and comment on such document or response and the Company shall incorporate in such document or response any reasonable comments provided by Investor or its representatives.

(b) Amendments to Proxy Statement. If at any time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Investor. Each Party agrees to promptly correct any information provided by it for use in the Proxy Statement which shall have become false or misleading and shall cause all documents that such Party is responsible for filing with the SEC in connection with transactions contemplated hereby to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.4 Restrictions.

(a) Standstill. Without the prior written consent of independent members of the Board or a duly formed special committee of the Board consisting exclusively of independent directors, Investor will not (and will ensure that its Affiliates will not) from the date hereof until May 21, 2014 (the “Restricted Period”): except as otherwise contemplated by this Agreement or the Transaction Documents (i) purchase or otherwise acquire, or offer, seek, propose or agree to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any securities of the Company, or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities (collectively, “Securities”); (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules under the Exchange Act and the regulations thereunder) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company or any of its subsidiaries; (iii) form, join, or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Securities of the Company, (iv) enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its subsidiaries, (v) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or (vi) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing. Investor further agrees that during the Restricted Period none of it or any of its Affiliates (or any person acting on behalf of or in concert with it or any of its Affiliates) will, without the written consent of the Company, (x) request the Company or any of its representatives directly or indirectly to amend or waive any provision of this Section 4.4 (including this sentence), or (y) take any action that would require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph with Investor or its Affiliates. Nothing contained in Agreement shall prevent Investor or any of its Affiliates from making a confidential proposal to the Board, without public disclosure by such Persons or that would require public disclosure, for a tender offer, exchange offer, merger, other business combination, other extraordinary transaction involving the Company or for an acquisition of all or a material portion of the securities or the consolidated assets of the Company. Notwithstanding the foregoing, if at any time during the Restricted Period, (i) the Company enters into (or publicly announces) an agreement providing for a Combination, or (ii) a tender or exchange offer that if consummated would constitute a Combination is made (or has been publicly announced), then the restrictions set forth in clauses (i) through (vi), of this Section 4.4(a) shall automatically terminate and cease to be of any effect.

(b) Exclusivity. During the Restricted Period, the Company shall not, and shall cause each of its Affiliates and its and their directors, officers, employees, Affiliates, agents, attorneys, consultants and other advisors to not, directly or indirectly, solicit, initiate, or encourage the submission or receipt of any proposal or indication of interest from any Person other than Investor or its Affiliates regarding any equity financing relating to a Designated Acquisition, or authorize to enter into any agreement or understanding with any Person other than Investor or its Affiliates with respect to any equity financing relating to a Designated Acquisition, in any case without Investor’s prior written consent. For purposes hereof, “Designated Acquisition” means the acquisition (whether through merger, stock sale, asset sale, recapitalization or otherwise) of, or any other debt or equity investment in, or any other transaction outside the Ordinary Course of Business with, a Targeted Person. For purposes hereof, “Targeted Person” shall mean Pioneer or its Affiliates. During the Restricted Period, the Company shall not, and shall cause each of its Affiliates and its and their directors, officers, employees, affiliates, agents, attorneys, consultants and other advisors to not, directly or indirectly, consummate a Designated Acquisition, unless the Company offers the right to Investor and its Affiliates, and otherwise permits such Persons, to invest at least $50,000,000 (and up to such greater amount as may be mutually determined by the Parties) in the Company contemporaneously with the consummation of such Designated Acquisition on the terms set forth herein and the Transaction Documents. During the Restricted Period, Investor shall not, and shall cause each of its Affiliates and its and their directors, officers, employees, affiliates, agents, attorneys, consultants and other advisors to not, directly or indirectly, consummate a Designated Acquisition with any party other than the Company without the Company’s written consent. Notwithstanding anything herein to the contrary, nothing in this Section 4.4(b) shall be construed to prevent the Company from consummating its obligations under the Pioneer Merger Agreement.

4.5 Reasonable Access. Prior to the Closing, the Company will permit Investor and its representatives to have reasonable access at reasonable times to the premises, properties, personnel, books, records and documents of or pertaining to the Company and its Subsidiaries as is reasonably necessary in order to (a) consummate the transactions contemplated by the Transaction Documents and/or (b) keep Investor reasonably informed with respect to material events affecting the Company and/or its Subsidiaries.

4.6 Notification. After the date hereof and prior to the Closing, the Company shall promptly deliver to Investor a written notice of any change, event, circumstance or development that would render any representation or warranty of the Company in this Agreement inaccurate or incomplete in any material respect (it being understood that in no event shall any such notice or disclosure be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty).

4.7 Securities Law Disclosure; Publicity. No public release or announcement concerning the transactions contemplated hereby or by any other Transaction Document shall be issued by the Company or Investor without the prior consent of the Company (in the case of a release or announcement by Investor) or Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld, conditioned or delayed), except for any such release or announcement as may be required by Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or Investor, as the case may be, shall allow Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section 4.7 shall not restrict the ability of the Company to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as Investor is provided a reasonable opportunity to review and comment on such disclosure in advance of the filing or other public dissemination of any such document. Notwithstanding anything herein to the contrary, from and after the Closing, the Parties acknowledge and agree that Water Street Healthcare Partners, LLC (“Water Street”) and its Affiliates (except for the Company and its Subsidiaries) may provide general information about the subject matter of this Agreement in connection with Water Street’s or its Affiliates’ and affiliated investment funds’ normal fund raising, marketing, informational, reporting or firm marketing and related press release and communication activities; provided that Water Street shall not provide any material non-public information regarding the Company pursuant to this sentence.

4.8 Use of Proceeds. The net proceeds received by the Company from the Purchase Price paid by Investor shall be used by the Company to fund a portion of the consideration payable to the stockholders of Pioneer under the Pioneer Merger Agreement and to pay the costs, fees and expenses arising in connection with the Merger. Any excess net proceeds will be used for general corporate purposes (including future acquisitions).

4.9 NASDAQ Matters. Prior to the Closing, the Company shall (i) take all actions which are necessary, including providing appropriate notice to NASDAQ of the transactions contemplated by this Agreement, for the Common Stock to remain listed on the NASDAQ Global Select market and (ii) comply with all listing, reporting, filing, and other obligations under the rules of NASDAQ.

4.10 Regulatory Filings. The Parties shall make or cause to be made all filings, notices and submissions necessary under any Laws (including any notifications or filings required under the under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and other antitrust or competition laws of any applicable jurisdiction) for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (including in connection with any transactions or other events or circumstances that may occur after the Closing in connection with the terms and provisions of the shares of the Series A Preferred Stock (including in connection with any conversion of shares of Series A Preferred Stock, any dilution adjustments or any accruals of dividends)). Each Party shall furnish to the other Party such reasonably necessary information and such reasonable assistance and cooperation as the other Party may reasonably request in connection with the foregoing

ARTICLE V

TERMINATION

5.1 Termination Prior to the Closing. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Investor and the Company;

(b) by Investor or the Company, upon written notice to the other Party, if the Closing shall not have been consummated on or prior to the date that is ninety (90) days after the date hereof (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any Party whose breach of any provision of this Agreement results in or causes the failure of the Closing to occur by such time;

(c) by Investor or the Company, upon written notice to the other Party, if a Governmental Authority of competent jurisdiction has issued an Order or any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, and such Order has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(c) shall not be available to any Party whose breach of any provision of this Agreement results in or causes such Order or other action;

(d) by Investor or the Company, upon written notice to the other Party, if the Pioneer Merger Agreement has been duly terminated in accordance with its terms;

(e) by Investor, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, such that the conditions to Closing set forth in Section 1.3(a) would not be satisfied and (ii) such breach is not cured (if curable) within ten (10) days after delivery of such notice; provided that this Section 5.1(e) shall only apply if Investor is not in material breach of any of its obligations under this Agreement; or

(f) by the Company, upon written notice to Investor, if (i) there has been a breach of any representation, warranty, covenant or agreement made by Investor in this Agreement, such that the conditions to Closing set forth in Section 1.3(b) would not be satisfied and (ii) such breach is not cured (if curable) within ten (10) days after delivery of such notice; provided that this Section 5.1(f) shall only apply if the Company is not in material breach of any of its obligations under this Agreement.

5.2 Effect of Termination. In the event of termination of this Agreement prior to the Closing pursuant to Section 5.1 by the Company and/or Investor (as applicable), this Agreement will become void and have no effect without any liability or obligation on the part of the Company or Investor (other than the provisions of Section 4.4, this Section 5.2, and Article VI, which will survive any such termination of this Agreement); provided, however, that nothing herein will relieve any Party from any liability for any breach by such Party of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

ARTICLE VI

MISCELLANEOUS AND GENERAL

6.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing; provided, that (a) the representations and warranties (other than the Fundamental Representations) contained in this Agreement shall terminate on the first anniversary of the Closing, and (b) the Fundamental Representations shall terminate on the third anniversary of the Closing; provided, further, that any representation or warranty in respect of which a claim may be made, and any right of recovery with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 6.1 if written notice of the inaccuracy or breach or potential inaccuracy or breach thereof shall have been given to the Company prior to such time.

6.2 Successors and Assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party, except that Investor may assign its rights and delegate its duties hereunder in whole or in part (i) to an Affiliate, in which case no such assignment shall relieve Investor of its obligations hereunder, or (ii) after the Closing to any third party to whom Investor transfers its Series A Shares to in accordance with the terms of the Transaction Documents. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

6.3 Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a telecopy machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

6.4 Headings; Interpretation. All headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. Further, the Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. All schedules and exhibits attached hereto are hereby incorporated herein by reference and made a part hereof.

6.5 Notices. Any notice or request required or permitted to be delivered under this Agreement shall be given in writing and shall be deemed effectively given (a) if given by personal delivery, upon actual delivery, (b) if given by facsimile, upon receipt of confirmation of a completed transmittal, (c) if given by mail, upon the earlier of (i) actual receipt of such notice by the intended recipient or (ii) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (d) if by an internationally recognized overnight courier, one (1) Business Day after delivery to such courier for overnight delivery. All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Company:

RTI Biologics, Inc.

11621 Research Circle

Alachua, FL 32615

Attention: Board of Directors

Facsimile: (386) 418-0342

With a copy to (which shall not constitute notice to the Company):

Fulbright & Jaworski LLP

666 Fifth Avenue

New York, NY 10103

Attention: Warren J. Nimetz

Facsimile: (212) 318-3400

If to Investor:

WSHP Biologics Holdings, LLC

c/o Water Street Healthcare Partners

333 West Wacker Drive, Suite 2800

Chicago, Illinois 60606

Attention: Ned H. Villers

Facsimile: (312) 506-2901

With a copy to (which shall not constitute notice to Investor):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:    Ted H. Zook, P.C.

          James S. Rowe

          Martin A. Diloreto, Jr., P.C.

Facsimile: (312) 862-2200

6.6 Expenses; Transfer Taxes. Whether or not the Closing shall occur, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such expenses, except that, if the Closing occurs, on the Closing Date the Company shall pay all of the reasonable third party fees and expenses incurred by the Investor in connection with the transactions contemplated by this Agreement, the Transaction Documents, the Pioneer Merger Agreement, the Ancillary Documents and the definitive financing agreements related thereto, including the fees and expenses of counsel for Investor (collectively, “Investor Expenses”). In addition, the Company shall pay (i) any and all documentary, sales, use, registration, stamp or similar issue or transfer Taxes due on or in respect of the issuance of (x) the Series A Shares contemplated hereby and (y) shares of Common Stock upon conversion of any such Series A Share, as applicable and (ii) any fees (including filing fees) and expenses incurred by Investor, whether in respect of the Issuance, the issuance of Common Stock upon conversion of the Series A Shares or otherwise, in connection with seeking any approval or notification of any Governmental Authority required in connection with the transactions contemplated hereby and the Transaction Documents (including any fees and expenses incurred in connection with any notifications or the like required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other antitrust or competition laws of any applicable jurisdiction).

6.7 Amendments and Waivers. No term of this Agreement may be amended or modified without the prior written consent of each Party. No provision of this Agreement may be waived except in a writing executed and delivered by the Party against whom such waiver is sought to be enforced. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon each holder of any Series A Shares purchased under this Agreement at the time outstanding, each future holder of all such Series A Shares, and the Company.

6.8 Equitable Relief. Each Party hereby acknowledges and agrees that the failure of the other Party to perform its respective agreements and covenants hereunder, including any failure to take all actions as are necessary by such Party to consummate the transactions contemplated by the Transaction Documents (to the extent required to be taken by such Party under this Agreement or the Transaction Documents), will cause irreparable injury to the other Party, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby agrees that any other Party may seek the issuance of equitable relief by any court of competent jurisdiction to compel performance of such Party’s obligations.

6.9 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby and the other Transaction Documents are fulfilled to the greatest extent possible.

6.10 Entire Agreement. This Agreement, including the exhibits and the Disclosure Schedules and the other Transaction Documents (as and when executed and delivered) constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings (including that certain Letter Agreement by and between Water Street Healthcare Partners, LLC and the Company, dated as of February 21, 2013 and that certain Letter Agreement, between Water Street Healthcare Partners, LLC and the Company, effective as of June 25, 2012), both oral and written, between the parties with respect to the subject matter hereof and thereof.

6.11 Third Party Beneficiaries. Nothing in this Agreement (implied or otherwise) is intended to confer upon any Person other than the Parties or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.12 Governing Law; CONSENT TO JURISDICTION. This Agreement and any Action or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transactions leading to this Agreement or contemplated hereby and/or the interpretation and enforcement of the rights and duties of the Parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive Laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of Laws thereof. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “COURT OF CHANCERY”) OR, TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS (THE “DELAWARE FEDERAL COURT”) OR, TO THE EXTENT NEITHER THE COURT OF CHANCERY NOR THE DELAWARE FEDERAL COURT HAS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COLLECTIVELY, THE “CHOSEN COURTS”). EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.

6.13 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR

RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6.13 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY

RTI BIOLOGICS, INC.

By:	/s/ Brian Hutchison
Name:	Brian Hutchison
Title:	President and CEO

INVESTOR

WSHP BIOLOGICS HOLDINGS, LLC

By:	/s/ Jeffrey Holway
Name:	Jeffrey Holway
Title:	Authorized Signatory

Signature Page to Investment Agreement

Exhibit A

Definitions

As used in and for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Action” means any action, cause or action, suit, prosecution, grievance, inquiry, investigation, litigation, arbitration, mediation, audit, charge, hearing, order, claim, complaint or other proceeding (whether civil, criminal, administrative, investigative or informal) by or before any Governmental Authority or arbitrator.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Ancillary Documents” means all exhibits attached to the Pioneer Merger Agreement.

“Board” means the board of directors of the Company (or any successor governing body of the Company).

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York, New York generally are closed as a result of federal, state or local holiday.

“Bylaws” means the bylaws of the Company, as adopted on February 27, 2008.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company as filed with the Secretary of State of the State of Delaware on February 27, 2008.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combination” means a transaction in which (A) a person or “group” (within the meaning of Section 13(d) under the Exchange Act) acquires, directly or indirectly, securities representing 50% or more of the voting power of the outstanding securities of the Company or properties or assets constituting 50% or more of the consolidated assets of the Company and its Subsidiaries, or (B) in any case not covered by (A), (X) the Company issues securities representing 50% or more of its total voting power, including, in the case of (A) and (B), by way of merger or other business combination with the Company or any of its subsidiaries, or (Y) the Company engages in a merger or other business combination such that the holders of voting securities of the Company immediately prior to the transaction do not own more than 50% of the voting power of securities of the resulting entity.

“Common Stock” means the shares of the Company’s common stock, par value $0.001 per share, having the rights and privileges set forth in the Certificate of Incorporation and the Bylaws.

Exhibit A-1

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Filings” has the meaning set forth in the introduction to Article II.

“Company Intellectual Property” has the meaning set forth in Section 2.18(a).

“Company’s Knowledge” and phrases of similar import mean the actual knowledge and knowledge that would be possessed after due and reasonable inquiry of the executive officers of the Company (as defined in Rule 405 under the Securities Act).

“Confidential Information” means trade secrets, confidential information and know-how (including ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, pricing and cost information, and customer and supplier lists and related information).

“Contract” shall mean, with respect to any Person, any written or oral agreement, contract, commitment, indenture, note, bond, loan, license, sublicense, lease, sublease, undertaking, statement of work or other arrangement to which such Person is a party or by which any of its properties or assets are subject.

“Disclosure Schedules” has the meaning set forth in the introduction to Article II.

“Electronic Delivery” has the meaning set forth in Section 6.3.

“Employee Benefit Plan” means each material “employee benefit plan” as defined in Section 3(3) of ERISA, and each other material bonus, deferred compensation, profit sharing, retirement, welfare, retention, change in control, stock purchase, stock option, equity incentive, or severance plan, program, policy, agreement, or arrangement maintained, sponsored, contributed or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any current or potential liability or obligation.

“Environmental Law” mean all national, supra-national, federal, state, local and foreign Laws concerning public health and safety, worker health and safety, pollution or protection of the environment; including without limitation all those relating to the generation, handling, transportation, treatment, storage, disposal, release, exposure to or cleanup of hazardous materials, substances or wastes, including petroleum, asbestos, polychlorinated biphenyls, asbestos, noise or radiation.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDA Laws” means all applicable laws, statutes, rules, and regulations, relating to the development, clinical and non-clinical evaluation, product clearance, manufacture, production, analysis, distribution, use, handling, quality, sale, labeling, promotion, or postmarket requirements of any product subject to regulation the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the regulations promulgated thereunder, the Public Health Service Act (42 U.S.C. § 201 et seq.) and the regulations promulgated thereunder.

Exhibit A-2

“Financing Commitments” means the Commitment Letter, dated June 7, 2013, between the Company and TD Bank, N.A., as Administrative Agent, TD Securities “USA” LLC, as Bookrunner and Joint Lead Arranger and Regions Bank, as Joint Lead Arranger.

“Foreign Benefit Plan” has the meaning set forth in Section 2.16(e).

“Fundamental Representations” means the representations and warranties set forth in Sections 2.1 (Organization, Good Standing and Qualification), 2.2 (Authorization), 2.4 (Capitalization), 2.5 (Valid Issuance), 2.8 (Private Placement), 2.15 (Tax Matters), 2.21, (Transactions with Affiliates) 2.23 (Brokers and Finders), and 2.24 (Pioneer Merger Agreement).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any domestic (federal, state, municipal or local) or foreign or multinational government or governmental, regulatory, political, judicial or quasi-judicial or administrative subdivision, department, authority, entity, agency, regulator, commission, board, bureau, court, or instrumentality.

“Health Care Laws” means all applicable laws, statutes, ordinances, rules, regulations, guidance and policies relating to pricing, marketing, promotion, sale, distribution, coverage, or reimbursement of a drug, biological or medical device, including Title XI, Title XVIII and Title XIX of the Social Security Act, including, but not limited to, Sections 1128, 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn); the federal TRICARE statute (10 U.S.C. § 1071 et seq.); the False Claims Act (31 U.S.C. § 3729 et seq.), the False Statements Accountability Act (18 U.S.C. § 1001); the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); 18 U.S.C. § 287; and the anti-fraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 (e.g., 18 U.S.C. §§ 1035 and 1347), together with any rules or regulations promulgated thereunder.

“Incentive Plans” means the Company’s 1998 Stock Option Plan, 2004 Equity Incentive Plan, 2010 Equity Incentive Plan, 1996 TMI Stock Option Plan and TMI 2006 Incentive and Non-Statutory Stock Option Plan.

“Indebtedness” means, with respect to any Person at any applicable time of determination, without duplication, (i) all liabilities and obligations for borrowed money, (ii) all liabilities and obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all liabilities and obligations under or in respect of swaps, hedges or similar instruments; (iv) all liabilities and obligations in respect of letters of credit and similar instruments, (v) all liabilities and obligations (contingent or otherwise) arising from or in respect of (a) deferred compensation arrangements, (b) pension plans, or (c) amounts payable as a result of the consummation of the transactions contemplated hereby (regardless of whether any additional event, in addition to the consummation of the transactions contemplated hereby, is required to give rise to such liabilities and obligations), (vi) all liabilities and obligations for the acquisition of a business or portion thereof, whether contingent or otherwise, as obligor or otherwise (including any “earn out” or similar payments or obligations at the maximum amount payable in respect thereof), (viii) all guaranties in connection with any of the foregoing, and (ix) all accrued interest, prepayment premiums, fees, penalties, expenses or other amounts payable in respect of any of the foregoing.

Exhibit A-3

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, including such rights in and to: (i) any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), patent application, patent disclosure or other patent right, (ii) any trademark, service mark, trade name, business name, brand name, slogan, logo, trade dress and all other indicia of origin together with all goodwill associated therewith, and all registrations, applications for registration, and renewals for any of the foregoing, and (iii) any copyright, work of authorship (whether or not copyrightable), design, design registration, database rights, and all registrations, applications for registration, and renewals for any of the foregoing (and including in all website content and software), (iv) any Internet domain names, and (v) any Confidential Information or trade secrets, including know-how, formulae, recipes, methods, processes, technical data, specifications, documentation and business plans.

“Investor” has the meaning set forth in the introductory paragraph to this Agreement.

“Investor Expenses” has the meaning set forth in Section 6.6.

“Investor Rights Agreement” has the meaning set forth in Section 1.4(a).

“Issuance” has the meaning set forth in the Recitals to this Agreement.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law (including common law), code, ordinance, rule, resolution, regulation, statute, Order or treaty.

“Leased Real Property” means all leasehold or subleasehold estates and all other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries pursuant to any Lease.

“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property as tenant, sublease, licensee or concessionaire (including the rights to all security deposits and other amounts and instruments deposited by or on behalf of the Company and/or and of its Subsidiaries thereunder) and all material amendments, extensions, renewals, guaranties and other agreements with respect thereto.

“Lien” means any mortgage, pledge, security interest, hypothecation, restriction, encumbrance, lien or charge of any kind.

“Management Rights Agreement” has the meaning set forth in Section 1.4(b).

“Material Adverse Effect” means a material and adverse effect (a) on the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) on the ability of the Company or any of its Subsidiaries to perform its obligations under, or to consummate the transactions contemplated by, the Transaction Documents; provided, however, that none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: any state of facts, event, change, condition, development, circumstance, effect, factor or occurrence (i) arising out of or resulting from any adverse change in the financial, banking or securities markets or the economy in general (or any disruption of any of the foregoing), (ii) arising out of or resulting from the announcement, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, (iii) arising out of or resulting from changes in applicable Laws or changes in GAAP, (iv) arising out of or resulting from changes in the market price or trading volume of the Common Stock, (v) arising out of or resulting from the failure by the Company or any of its Subsidiaries to meet internal or public projections, forecasts or estimates of revenue or earnings, (vi) arising out of or resulting from any natural disaster or any acts of war, armed hostilities, sabotage or

Exhibit A-4

terrorism, or any escalation or worsening thereof, or (vii) compliance with the specific provisions of, or the taking of any action specifically required by, this Agreement or the Pioneer Merger Agreement; provided that, with respect to each of clauses (i), (iii) and (vi) above, any such any state of facts, event, change, condition, development, circumstance, effect, factor or occurrence shall only be disregarded and not taken into account in determining whether a Material Adverse Effect has occurred to the extent that such any state of facts, event, change, condition, development, circumstance, effect, factor or occurrence does not have, and would not reasonably be expected to have, a disproportionate effect on the Company and/or any Subsidiary relative to other similarly situated Persons in the industry of the Company and its Subsidiaries; provided, further that, with respect to each of clauses (iv) and (v) the underlying causes of any such changes or failures shall be included in determining whether there has been a Material Adverse Effect.

“Material License” has the meaning set forth in Section 2.10.

“Merger” has the meaning set forth in the Recitals to this Agreement.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Order” means any assessment, award, decision, injunction, judgment, order, ruling, verdict or writ entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Ordinary Course of Business” means the ordinary course of the business of the Company and its Subsidiaries as currently conducted, consistent in all material respects with past custom and practice of the Company and its Subsidiaries.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Party” and “Parties” have the respective meanings ascribed to such terms in the introductory paragraph of this Agreement.

“Permitted Liens” means (a) mechanics’, materialman’s, workmens’, repairmen’s’, warehousemen’s, supplier’s, vendor’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business by operation of Law securing amounts that are not yet due and payable, (b) Liens for Taxes, assessments and other charges of Governmental Authorities not yet due and payable, (c) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties, (d) pledges or deposits to secure obligations under workers or unemployment compensation Laws or to secure other statutory obligations, (e) easements, covenants, conditions and restrictions of record affecting title to the Owned Real Property or Leased Real Property which do not or would not materially impair the use or occupancy of any Owned Real Property or Leased Real Property in the operation of the business conducted thereon as of the date of this Agreement, and (f) any zoning, or other governmentally established restrictions of encumbrances.

“Person” means any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or other entity.

“Pioneer” has the meaning set forth in the Recitals to this Agreement.

Exhibit A-5

“Pioneer Merger Agreement” has the meaning set forth in the Recitals to this Agreement.

“Proxy Statement” has the meaning set forth in Section 4.3(a).

“Purchase Price” means $50,000,000.

“Sarbanes-Oxley Act” has the meaning set forth in Section 2.6.

“SEC” means the United States Securities and Exchange Commission, or any successor Governmental Authority.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Certificate of Designation” has the meaning set forth in the Recitals to this Agreement.

“Series A Preferred Stock” has the meaning set forth in the Recitals to this Agreement.

“Series A Shares” has the meaning set forth in Section 1.1.

“Shareholder Approval” shall mean all approvals of the stockholders of the Company necessary to approve the transactions contemplated under this Agreement and the issuance of the Series A Shares with the rights and privileges described in the Series A Certificate of Designation, including any approvals by the holders of Common Stock for the issuance of twenty percent (20%) or more of the number of shares of Common Stock outstanding before such issuance, and the issuance of twenty percent (20%) or more of the voting power of the Company to any one holder of Series A Shares as may be required under law or the listing standards of NASDAQ (or any successor thereto or other trading market on which the Common Stock is listed), including NASDAQ Market Place Rule 5635(b) and (d) or NASDAQ Market Place Rule 5640, and Interpretative Material (IM) 5635-2, as applicable.

“Shareholder Meeting” has the meaning set forth in Section 4.3(a).

“Subsidiary” means, when used with respect to any Person, any other Person of which (a) in the case of a corporation, at least (i) a majority of the equity and (ii) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by any combination of such first Person and one or more of its Subsidiaries or (b) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries combined (i) owns a majority of the equity interests thereof and (ii) has the power to elect or direct the election of a majority of the members of the governing body thereof. As used in this Agreement, unless the context requires otherwise, references to a Subsidiary or Subsidiaries shall mean a Subsidiary or the Subsidiaries of the Company. For the avoidance of doubt, any reference to any Subsidiary of the Company shall (i) include RTI Donor Services, Inc., and (ii) not include Pioneer or any entity controlled by Pioneer.

“Tax” or “Taxes” means (i) any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, unclaimed property or escheat (or similar), registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; (ii) any liability for or in respect of the payment of any amount of a type

Exhibit A-6

described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; or (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a transferee or successor, by Contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” has the meaning set forth in Section 6.1(b).

“Top Distributors” has the meaning set forth in Section 2.12.

“Transaction Documents” means this Agreement, the Series A Certificate of Designation, the Investor Rights Agreement, the Management Rights Agreement, the Director Indemnification Agreements, the Pioneer Merger Agreement and all other documents delivered or required to be delivered by any Party pursuant to this Agreement or any of the foregoing.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended and any similar or related Law

Exhibit A-7

Exhibit B

CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

RTI BIOLOGICS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

RTI BIOLOGICS, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), certifies that, pursuant to authority conferred upon the board of directors of the Corporation (the “Board”) by the FOURTH Article of the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), and pursuant to the provisions of DGCL Section 151, the Board adopted and approved the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock:

WHEREAS, the Certificate of Incorporation provides for two classes of shares of capital stock known as common stock, par value $0.001 per share (the “Common Stock”), and preferred stock, par value $0.001 per share (the “Preferred Stock”);

WHEREAS, the Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock; and

WHEREAS, the Board is authorized by the Certificate of Incorporation as permitted by the DGCL to provide for the issuance of the shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting powers, designations, preferences and relative, participating, optional and other rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of Preferred Stock and does hereby establish and fix the number of shares to be included in such series of Preferred Stock and the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of such series of Preferred Stock as follows:

Section 1. Designation. The designation of this series of Preferred Stock is “Series A Convertible Preferred Stock,” par value $0.001 per share (the “Series A Preferred”).

Section 2. Number of Series A Preferred Shares. The authorized number of shares of Series A Preferred is 50,000.

Section 3. Defined Terms and Rules of Construction.

(a) Definitions. As used herein with respect to the Series A Preferred:

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b 2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” shall have the meaning set forth in the preamble hereto.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York, New York generally are closed as a result of federal, state or local holiday.

“Bylaws” shall mean the Bylaws of the Corporation in effect on the date hereof and as amended from time to time in accordance with the terms therein and herein.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Corporation.

“Certificate of Designation” shall mean this Certificate of Designation relating to the Series A Preferred, as it may be amended from time to time in accordance with the terms hereof.

“Certificate of Incorporation” shall have the meaning set forth in the preamble hereto.

“Change of Control” shall mean (a) any sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (b) any sale, transfer or issuance or series of related sales, transfers and/or issuances of shares of the Capital Stock by the Corporation or any holder thereof which results in any single Person or group (as defined in Rule 13d-5 of the Exchange Act) becoming the beneficial owners of Capital Stock representing (x) 50% or more of the voting power of all outstanding voting Capital Stock or (y) the power to elect a majority of the Board (under ordinary circumstances, by contract or otherwise), or (c) any merger or consolidation to which the Corporation is a party unless after giving effect to such merger no single Person or group (as defined in Rule 13d-5 of the Exchange Act) is the beneficial owner of Capital Stock possessing the voting power to elect a majority of the Board or the surviving Person’s board of directors (or similar governing body) or becomes the beneficial owner of greater than 50% of the Corporation’s or such surviving Person’s issued and outstanding common stock or securities convertible into common stock of such Person.

“Closing Price” shall mean the price per share of the final trade of the Common Stock, other Capital Stock or similar equity interest, as applicable, on the applicable Trading Day (or the last trade of the Capital Stock or similar equity interest preceding the applicable Trading Day if no trades of such securities were made on the applicable Trading Day) on the principal national securities exchange or securities market on which the Common Stock, other Capital Stock or similar equity interest is listed or admitted to trading; provided that if the Capital Stock is not so listed or traded, the Closing Price shall be equal to the fair market value, as reasonably determined in good faith by the Board.

“Commission” shall mean the U.S. Securities and Exchange Commission, including the staff thereof.

“Common Stock” shall have the meaning set forth in the recitals hereto.

“Common Stock Deemed Outstanding” shall mean, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually

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outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Cap” shall have the meaning ascribed to it in Section 8(a).

“Conversion Price” shall mean $4.39, but as it may be adjusted from time to time in accordance with Section 9.

“Conversion Restriction” shall have the meaning set forth in Section 8(a).

“Conversion Stock” shall mean Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series A Preferred in accordance with the terms of Section 8.

“Convertible Securities” shall mean any stock , securities (other than Options) or obligations of indebtedness directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” shall have the meaning set forth in the preamble hereto.

“Date of Issuance” shall mean, for any Series A Preferred Share, the date on which the Corporation initially issues such Series A Preferred Share (without regard to any subsequent transfer of such Series A Preferred Share or reissuance of the certificate(s) representing such Series A Preferred Share).

“Deemed Liquidation” shall have the meaning ascribed to it in Section 5(b).

“Dividend Reference Date” shall have the meaning set forth in Section 4(a).

“DGCL” shall have the meaning set forth in the preamble hereto.

“Event of Noncompliance” shall have the meaning set forth in Section 12.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 9(d)) by the Corporation after the Date of Issuance of: (a) shares of Common Stock issued on the conversion of the Series A Preferred; (b) up to an aggregate of 2,800,000 shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case authorized by the Board and issued pursuant to the Incentive Plans (including all such shares of Common Stock and Options outstanding prior to the Date of Issuance); or (c) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) issued prior to the Date of Issuance, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof.

“Forced Conversion” shall have the meaning set forth in Section 8(b).

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“Forced Conversion Noncompliance Event” shall mean (i) the failure of the Corporation to make any redemption payment with respect to any Series A Preferred Share which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any debt financing agreement of the Corporation or any of its Subsidiaries or any other agreement to which the Corporation is subject or (ii) the breach by the Corporation of its obligations under Section 8(e). The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

“Incentive Plans” means the Corporation’s 1998 Stock Option Plan, 2004 Equity Incentive Plan, 2010 Equity Incentive Plan, 1996 TMI Stock Option Plan and TMI 2006 Incentive and Non-Statutory Stock Option Plan, in each case as may be amended, supplemented or modified from time to time as approved by the Board.

“Investment Agreement” shall mean that certain Investment Agreement by and between the Corporation and Investor, dated as of June     , 2013.

“Investor Rights Agreement” shall mean that certain Investor Rights Agreement by and between the Corporation and Investor, dated on or about the Date of Issuance.

“Investor” shall mean WSHP Biologics Holdings, LLC.

“Junior Securities” shall mean any class or series of Capital Stock other than (i) the Series A Preferred or (ii) any class or series of Capital Stock that is specifically designated as senior or pari passu to the Series A Preferred in any amendment, modification or supplement to the Certificate of Incorporation (including as a result of a new certificate of designation), which the holders of Series A Preferred have consented to in accordance with Section 11 hereof and, if applicable, Section 3.5 of the Investor Rights Agreement.

“Liquidation” shall have the meaning ascribed to it in Section 5(a).

“Liquidation Preference” shall have the meaning ascribed to it in Section 5(a).

“Liquidation Value” of any Series A Preferred Share as of any particular date shall mean $1,000.

“Optional Redemption Eligibility Date” shall mean the earlier of the following: (i) a Change of Control and (ii) the seventh anniversary of the Date of Issuance.

“Options” shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Organic Change” shall have the meaning ascribed to it in Section 9(e).

“Person” or “person” shall mean an individual, corporation, limited liability company, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Director” shall have the meaning ascribed to it in Section 10(b).

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“Preferred Percentage” shall mean, at any time of determination, the percentage equal to (i) the number of shares of Common Stock issuable upon the conversion of all of the Series A Preferred Shares outstanding at such time of determination (without regard to any restrictions on conversion (including the Conversion Cap and the Conversion Restriction)), plus the number of shares of Common Stock outstanding at such time of determination that were issued pursuant to the conversion of any Series A Preferred Shares, divided by (ii) the number of shares of Common Stock issued and outstanding at such time of determination, plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred outstanding at such time (without regard to any restrictions on conversion (including the Conversion Cap and the Conversion Restriction)).

“Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Purchase Rights” shall have the meaning ascribed to it in Section 11.

“Redemption Date” shall mean, as to any Series A Preferred Share, the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option; provided that no such date shall be a Redemption Date unless the amount payable to such Series A Preferred Share hereunder is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Registrable Securities” shall have the meaning set forth in the Investor Rights Agreement.

“Related Party” shall mean (i) any officer or director of the Corporation or other Person that owns at least 5% of the Common Stock on an as-converted fully diluted basis (which for such calculation shall aggregate stockholdings of Affiliates and of immediate family members sharing the same household with such Persons), (ii) any officer or director of any of the Corporation’s Subsidiaries, or (iii) any member of any such Person’s immediate family sharing the same household or any of their respective Affiliates.

“Series A Dividend Reference Dates” shall have the meaning ascribed to it in Section 4(b).

“Series A Preferred Majority Holders” shall mean, as of any time of determination, the holders of a majority of the Series A Preferred Shares outstanding as of such time of determination.

“Series A Preferred” shall have the meaning ascribed to it in Section 1.

“Series A Preferred Share” shall have the meaning ascribed to it in Section 4(a).

“Series A Unpaid Dividends” shall have the meaning ascribed to it in Section 4(a).

“Shareholder Approval” shall mean all approvals of the stockholders of the Corporation necessary to approve the transactions contemplated under the Investment Agreement and the issuance of the Series A Shares with the rights and privileges described in this Certificate of Designation, including any approvals by the holders of Common Stock for the issuance of twenty percent (20%) or more of the number of shares of Common Stock outstanding before such issuance, and the issuance of twenty percent (20%) or more of the voting power of the Company to any one holder of Series A Shares as may be required under law or the listing standards of NASDAQ (or any successor thereto or other trading market on which the Common Stock is listed), including NASDAQ Market Place Rule 5635(b) and (d) or NASDAQ Market Place Rule 5640, and Interpretative Material (IM) 5635-2, as applicable.

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“Shareholder Approval Deadline” shall have the meaning ascribed to it in Section 4(e).

“Shelf Registration Statement” shall have the meaning set forth in Investor Rights Agreement.

“Stock Price Forced Conversion Event” shall have the meaning ascribed to it in Section 8(b).

“Subsidiary” means any Person of which at least (i) a majority of the equity and (ii) a majority of the voting interests, are owned or controlled, directly or indirectly, by the Corporation, by any one or more of its Subsidiaries, or by any combination of the Corporation and one or more of its Subsidiaries. For the avoidance of doubt, any reference to any Subsidiary of the Company shall include RTI Donor Services, Inc.

“Taxes” shall mean any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by law, by contract or otherwise.

“Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

(b) Rules of Construction. Unless the context otherwise requires: (i) words in the singular include the plural, and in the plural include the singular; (ii) “including” means including without limitation; (iii) references to any Section or clause refer to the corresponding Section or clause, respectively, of this Certificate of Designation; (iv) any reference to a day or number of days, unless expressly referred to as a Business Day or Trading Day, shall mean the respective calendar day or number of calendar days; (v) references to Sections of or Rules under the Exchange Act shall be deemed to include substitute, replacement or successor Sections or Rules, and any term defined by reference to a Section of or Rule under the Exchange Act shall include Commission and judicial interpretations of such Section or Rule; and (vi) headings are for convenience of reference only.

Section 4. Dividends.

(a) General Obligations. When, as and if declared by the Board and to the extent permitted under the DGCL, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred as provided in this Section 4(a). Dividends on each share of the Series A Preferred (each a “Series A Preferred Share,” and collectively, the “Series A Preferred Shares”) shall accrue on a daily basis at the rate of six percent (6.0%) per annum (or twelve percent (12.0%) per annum if, and for so long as, required pursuant to Section 4(e)) on the sum of (x) the Liquidation Value thereof, plus (y) all accrued and accumulated but unpaid dividends on such Series A Preferred Share (such amount in clause (y), the “Series A Unpaid Dividends”), from and including the Date of Issuance, to and including the first to occur of: (i) the date on which the Liquidation Value of such Series A Preferred Share, plus all Series A Unpaid Dividends thereon is paid to the holder thereof in connection with a Liquidation pursuant to Section 5, (ii) the

6

Redemption Payment Date for such Series A Preferred Share, (iii) the date on which such Series A Preferred Share is converted into shares of Conversion Stock hereunder or (iv) the date on which such Series A Preferred Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that Series A Unpaid Dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities, other than to (A) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (B) repurchase Common Stock held by employees or consultants of the Corporation for not more than $0.001 per share or other de minimis amounts per share upon termination of their employment or services in accordance with agreements providing for such repurchase existing as of the date of this Certificate or in accordance with any Incentive Plan or any other equity incentive plan of the Corporation adopted and approved by the Board after the date of this Certificate.

(b) Dividend Reference Dates. To the extent not paid in cash on March 31, June 30, September 30, and December 31 of each year, beginning [            ]1 (the “Series A Dividend Reference Dates”), all dividends which have accrued on each Series A Preferred Share during the three-month period (or other period, if any, in the case of the initial Series A Dividend Reference Date) ending upon each such Series A Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series A Preferred Share until paid in cash to the holder thereof.

(c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series A Preferred Shares, such payment shall be made pro rata among the holders thereof based upon the aggregate Series A Unpaid Dividends in respect of the Series A Preferred Shares held by each such holder.

(d) Participating Dividends. In addition to any other dividends accruing, accumulating or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than (i) dividends payable on the Common Stock solely in shares of Common Stock and (ii) to the extent constituting a dividend, any repurchases of Common Stock held by employees or consultants of the Corporation for not more than $0.001 per share or other de minimis amounts per share upon termination of their employment or services in accordance with agreements providing for such repurchase existing as of the date of this Certificate or in accordance with any Incentive Plan or any other equity incentive plan of the Corporation adopted and approved by the Board after the date of this Certificate, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred Shares had all (i.e., without regard to any restrictions on conversion (including the Conversion Cap and the Conversion Restriction) at such time) of such outstanding Series A Preferred Shares been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

[1]	To be the first to occur after the Closing of (i) June 30; (ii) September 30; (iii) December 31; or (4) March 31.

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(e) Dividend Rate Adjustment. In the event that Shareholder Approval has not been obtained within 180 days after the Date of Issuance (the “Shareholder Approval Deadline”), then the dividend rate on each Series A Preferred Share shall automatically (without any further action) increase to the rate of twelve percent (12.0%) per annum, commencing on the day after the Shareholder Approval Deadline and ending on (and including) the date on which Shareholder Approval has been obtained.

Section 5. Liquidation

(a) Normal Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (collectively with a Deemed Liquidation, a “Liquidation”), each holder of Series A Preferred then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, before any distribution or payment is made upon any Junior Securities by reason of their ownership thereof, an amount in cash equal to the greater of (i) the sum of (x) the aggregate Liquidation Value of all Series A Preferred Shares held by such holder, plus (y) all Series A Unpaid Dividends thereon and (ii) the amount to which such holder would be entitled to receive upon such Liquidation if all (without regard to any restrictions on conversion (including the Conversion Cap and the Conversion Restriction) at such time) of such holder’s Series A Preferred was converted into Conversion Stock immediately prior to such event (such greater amount, the “Liquidation Preference”), and the holders of Series A Preferred shall not be entitled to any further payment with respect to their Series A Preferred Shares. If, upon any Liquidation, the Corporation’s assets available to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5(a), then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series A Preferred Shares based upon the aggregate Liquidation Value plus all Series A Unpaid Dividends of the Series A Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein (or such lesser period as may be agreed by the Series A Preferred Majority Holders), the Corporation shall deliver written notice of any Liquidation to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series A Preferred Share and each Junior Security in connection with such Liquidation.

(b) Deemed Liquidation. The occurrence of a Change of Control shall be deemed to be a liquidation, dissolution and winding up of the Corporation for purposes of this Section 5(b) (a “Deemed Liquidation”), and the holders of the Series A Preferred shall be entitled to receive from the Corporation the Liquidation Preference with respect to the Series A Preferred upon such occurrence. The Corporation shall mail written notice of any Change of Control to each record holder of Series A Preferred Shares not less than 30 nor more than 60 days prior to the date on which such Change of Control is consummated.

Section 6. Redemption.

(a) Redemptions at the Option of the Holder. Beginning on the Optional Redemption Eligibility Date, any holder of Series A Preferred may, at any time and from time to time, request redemption, out of funds legally available therefor, of all or any portion of the Series A Preferred Shares held by such holder by delivering written notice of such request to the Corporation specifying the number of Series A Preferred Shares to be so redeemed and the date of such redemption (which may not be earlier than 60 days after delivery of such redemption notice). The Corporation shall be required to redeem on the date so specified in such holder’s written notice delivered to the Corporation all or any portion of their Series A Preferred Shares with respect to which such redemption requests have been made at a price per Series A Preferred Share in cash equal to the Series A Liquidation Value thereof, plus all Series A Unpaid Dividends thereon.

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(b) Redemptions at the Option of the Corporation. Beginning on the fifth anniversary of the Date of Issuance, the Corporation may at any time and from time to time, redeem, out of funds legally available therefor, all or any portion of the Series A Preferred Shares held by such holder by delivering written notice of such request to such holder in accordance with Section 6(d). Upon any such redemption, the Corporation shall pay a price per Series A Preferred Share with respect to which such redemption requests have been made in cash equal to the Series A Liquidation Value thereof, plus all Series A Unpaid Dividends thereon. Notwithstanding anything to the contrary herein, each holder of Series A Preferred Shares to be redeemed by the Corporation may elect to convert all or any portion of the Series A Preferred Shares held by such holder into Conversion Stock pursuant to Section 8 at any time prior to the applicable Redemption Date.

(c) Redemption Payments. For each Series A Preferred Share to be redeemed hereunder, the Corporation shall be obligated on the date specified in the notice of redemption delivered by the holder(s) of Series A Preferred Shares pursuant to Section 6(a) or by the Corporation pursuant to Section 6(b), as the case may be, to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series A Preferred Share) in immediately available funds the amount required pursuant to Section 6(a) or Section 6(b), as applicable. If the funds of the Corporation legally available for redemption of Series A Preferred Shares pursuant to Section 6(a) on any Redemption Date are insufficient to redeem the total number of Series A Preferred Shares to be redeemed on such date, then without limiting any rights or remedies herein or otherwise, those funds which are legally available shall be used to redeem the maximum possible number of Series A Preferred Shares pro rata among the holders of the Series A Preferred Shares to be redeemed pursuant to Section 6(a) based upon the aggregate Liquidation Value, plus Series A Unpaid Dividends of such Series A Preferred Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred Shares pursuant to Section 6(a) such funds shall immediately be used to redeem the balance of the Series A Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. For the avoidance of doubt, (x) references to “legally available” funds herein shall mean the amount of assets of the Corporation that may be used for a redemption of shares under Section 160 of the DGCL, and (y) the Corporation shall be required to take all actions as are necessary to obtain available funds to satisfy its redemption obligations, including selling assets and borrowing funds. For the avoidance of doubt, the Corporation shall be in breach of its obligations under this Certificate of Designation if it fails to pay in cash all amounts required to be paid by the Corporation pursuant to Section 6(a) on the redemption date specified in any redemption notice delivered by Investor in accordance with Section 6(a).

(d) Notice of Redemption by Corporation. The Corporation shall mail written notice of each redemption of Series A Preferred (other than a redemption at the request of a holder or holders of Series A Preferred) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation’s option, the Corporation shall become obligated to redeem the total number of Series A Preferred Shares specified in such notice at the time of redemption specified therein except to the extent such holder converts such Series A Preferred Shares into Conversion Stock prior to such redemption.

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(e) Reissuances of Certificates. In case fewer than the total number of Series A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series A Preferred Shares.

(f) Determination of the Number of Each Holder’s Series A Preferred Shares to be Redeemed. Except as otherwise provided in Section 6(c), the number of Series A Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series A Preferred Shares determined by multiplying the total number of Series A Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series A Preferred Shares then held by such holder and the denominator of which shall be the total number of Series A Preferred Shares then outstanding.

(g) Redeemed or Otherwise Acquired Series A Preferred Shares. Any Series A Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

(h) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Series A Preferred Shares, except as expressly authorized herein.

Section 7. Priority of Series A Preferred Shares. Except as specifically provided herein, so long as any Series A Preferred Shares remain outstanding, without the prior written consent of the Series A Preferred Majority Holders, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly declare or pay any dividend or make any distribution upon any Junior Securities.

Section 8. Conversion.

(a) Conversion at the Option of the Holder. Each Series A Preferred Share may be converted, at any time and from time to time, at the option of the holder thereof into a number of shares of Common Stock equal to the quotient determined by dividing (i) the sum of the Liquidation Value, plus the Series A Unpaid Dividends thereon at such time, by (ii) the Conversion Price then in effect; provided, that (i) prior to the receipt of the Shareholder Approval, the Series A Preferred shall not be convertible pursuant to this Section 8 into more than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Date of Issuance (subject to a proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate reduction or increase for the Common Stock) such conversion (such limitation, the “Conversion Cap”); and (ii) prior to the first vote of the shareholders of the Corporation with respect to the Shareholder Approval, no Series A Preferred Shares may be converted (the “Conversion Restriction”). Series A Preferred Shares shall immediately and permanently cease to be subject to the Conversion Cap upon receipt of Shareholder Approval. For the avoidance of doubt, the Conversion Restriction shall no longer apply after the first vote of the shareholders of the Corporation with respect to the Shareholder Approval, whether or not Shareholder Approval is obtained.

(b) Conversion at the Option of the Corporation. On any date following the earlier to occur of (i) the date, if any, that the average Closing Price during any 20 consecutive Trading Day period is greater than $7.98 (subject to a proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate reduction or increase to the Common

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Stock) (a “Stock Price Forced Conversion Event”), and (ii) the fifth anniversary of the Date of Issuance, if (A) no Forced Conversion Noncompliance Event has occurred and is continuing, (B) there is an effective Shelf Registration Statement covering the resale of all of the Registrable Securities and (C) in the case of a Stock Price Forced Conversion Event, the Closing Price on the Trading Day immediately preceding the date on which the Corporation delivers notice of conversion pursuant to Section 8(c) is greater than $7.98 (subject to a proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate reduction or increase to the Common Stock), then the Corporation may, cause the conversion of all, but (subject to the Conversion Cap and the Conversion Restriction) not less than all, of the Series A Preferred Shares into a number of shares of Common Stock per Series A Preferred Share equal to the quotient determined by dividing (x) the sum of the Liquidation Value, plus the Series A Unpaid Dividends thereon at such time, by (y) the Conversion Price then in effect. Any Series A Preferred Shares not converted due to the Conversion Cap and/or the Conversion Restriction shall continue outstanding on the terms set forth herein after such conversion. In connection with any such conversion, any Unpaid Series A Dividends shall be deemed to convert into Conversion Stock prior to any Series A Preferred Shares. The exercise by the Corporation of its rights under this Section 8(b) shall be referred to as the “Forced Conversion”. Notwithstanding the foregoing, no Forced Conversion shall be permitted until all governmental body filings, consents, authorizations and approvals (including under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended) that are required for such Forced Conversion shall have been made and obtained by the Corporation; accordingly, the holders of the Series A Preferred Shares and the Corporation will promptly take all actions necessary to make any such required filings and cooperate in connection with any such required filings.

(c) Conversion Procedure. In the case of a conversion pursuant to Section 8(a), the conversion date shall be the date on which the certificate(s) representing such Series A Preferred Shares and a duly signed and completed notice of conversion of such Series A Preferred Share is received by the Corporation. In the case of a conversion pursuant to Section 8(b), the conversion date shall be a date specified in the notice from the Corporation to the holder(s) of Series A Preferred, which may not be less than ten (10) days after the holder of such Series A Preferred Shares has received written notice from the Corporation of its election to convert the Series A Preferred Shares; provided, that, for the avoidance of doubt, at any time after delivery of the Corporation’s conversion notice pursuant to Section 8(b), any holder of Series A Preferred may cause all or any portion of such holder’s Series A Preferred Shares to be redeemed by the Corporation if permitted by, and in accordance with, Section 6(a). As soon as possible (but in any event within five (5) business days) after a conversion of Series A Preferred Shares has been effected, the Corporation shall deliver to the converting holder, a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such names or names and such denominations as the converting holder has specified. In case fewer than the total number of Series A Preferred Shares represented by any certificate are converted, a new certificate representing the number of Series A Preferred Shares not converted shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series A Preferred Shares.

(d) Cooperation. The Corporation shall not close its books against the transfer of Series A Preferred Shares or of Common Stock issued or issuable upon conversion of Series A Preferred Shares in any manner which interferes with the timely conversion of the Series A Preferred Shares. Without limiting Section 6.6 of the Investment Agreement or Section 8(b) above, the Corporation shall assist and cooperate (at its expense) with any holder of Series A Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred Shares hereunder (including, without limitation, making any governmental filings required to be made by the Corporation).

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(e) Common Stock Reserved for Issuance. The Corporation shall at all times when any Series A Preferred Shares are outstanding reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Shares, the number of shares of Common Stock that would be issuable upon the conversion of all outstanding Series A Preferred Shares, assuming for the purposes of this calculation that at all times the Shareholder Approval has been obtained and that the Conversion Restriction does not apply. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or market upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance and except for any such law, regulation or requirement applicable because of the business or nature of the holder). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred Shares in accordance with this Section 8(d).

(f) Taxes. The Corporation shall pay any and all transfer Taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Shares; provided that the Corporation shall not be required to pay transfer Taxes in respect of shares of Conversion Stock issued in the name of, or delivered to, a person other than Investor.

Section 9. Adjustments to Conversion Price. In order to prevent dilution of the conversion rights granted under Section 8, the Conversion Price and the number of shares of Conversion Stock issuable on conversion of the Shares of Series A Preferred shall be adjusted from time to time pursuant to this Section 9.

(a) Adjustment to Conversion Price upon Issuance of Common Stock. Except as provided in Section 9(b) and except in the case of an event described in either Section 9(d) or Section 9(e), if the Corporation, at any time or from time to time after the Date of Issuance, issues or sells, or in accordance with Section 9(c) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale) the Conversion Price shall be reduced (and in no event increased) to a Conversion Price equal to the quotient determined by dividing: (i) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) by the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale), plus (2) the aggregate consideration, if any, received by the Corporation upon such issuance or sale (or deemed issuance or sale); by (ii) the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (2) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Corporation in such issuance or sale (or deemed issuance or sale).

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(b) Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Conversion Price with respect to any Excluded Issuance.

(c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 9(a), the following shall be applicable:

(1) Issuance of Rights or Options. If the Corporation, at any time or from time to time after the Date of Issuance, in any manner grants or sells (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 9(c)(5)) for which Common Stock is issuable upon the exercise of such Options, or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued by the Corporation at the time of the granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under Section 9(a)), at a price per share equal to the quotient determined by dividing (i) the sum (which sum shall constitute the applicable consideration received for purposes of Section 9(a)) of (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 9(c)(3), no further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. If the Corporation, at any time or from time to time after the Date of Issuance, in any manner issues or sells (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 9(c)(5)) for which Common Stock is issuable upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued by the Corporation at the time of the issuance or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price pursuant to Section 9(a)), at a price per share equal to the quotient determined by dividing (i) the sum (which sum

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shall constitute the applicable consideration received for purposes of Section 9(a)) of (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 9(c)(3), no further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 9(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(3) Change in Option Price or Conversion Rate. Upon any change in any of (A) the total amount received or receivable by the Corporation as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 9(c)(1) or Section 9(c)(2), (B) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 9(d)(1) or Section 9(c)(2), (C) the rate at which Convertible Securities referred to in Section 9(c)(1) or Section 9(c)(2) are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 9(c)(1) or any Convertible Securities referred to in Section 9(c)(2) (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Conversion Price pursuant to this Section 9) the Conversion Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Conversion Price which would have been in effect at such time pursuant to the provisions of this Section 9 had such Options or Convertible Securities still outstanding provided for such changed consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Conversion Price then in effect is reduced.

(4) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately pursuant to the provisions of this Section 9 to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is, at any time or from time to time after the Date of Issuance, issued or sold or deemed to have been issued or sold in accordance with Section 9(c) (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation shall be the market price (as reflected on any securities exchange, quotation system or association or similar

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pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Corporation, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Corporation in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of the portion of the net assets and business of the non-surviving entity that is attributable to such Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The fair value of any consideration or net assets other than cash and marketable securities shall be determined jointly by the Corporation and the Series A Preferred Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Series A Preferred Majority Holders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(6) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.001.

(7) Treasury Series A Preferred Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 9.

(8) Record Date. For purposes of any adjustment to the Conversion Price in accordance with this Section 9, if the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Adjustment to Conversion Price Upon Dividend, Subdivision or Combination of Common Stock. If the Corporation, at any time or from time to time after the Date of Issuance, (i) pays a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such dividend, distribution or subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this Section 9(d) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

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(e) Adjustment to Conversion Price Upon Reorganizations, Mergers, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other similar transaction (other than any such transaction covered by Section 9(d)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent Liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the Series A Preferred Majority Holders) to insure that each of the holders of the Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Shares immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the Series A Preferred Majority Holders) to insure that the provisions of this Section 9 shall thereafter be applicable to the Series A Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor or purchasing Person is other than the Corporation, an immediate adjustment of the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger or, sale or similar transaction, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable upon conversion of Series A Preferred Shares, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or, sale or similar transaction). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from consolidation or merger or the Person purchasing such assets assumes by written instrument (in form and substance satisfactory to the Series A Preferred Majority Holders), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Shares in a manner consistent with the provisions of this Section 9; provided that no such adjustment pursuant to this Section 9 shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable as otherwise determined pursuant to this Section 9.

(g) Notices. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment. The Corporation shall give written notice to all holders of Series A Preferred Shares at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change or Liquidation. The Corporation shall also give written notice to the holders of Series A Preferred Shares at least 20 days prior to the date on which any Organic Change shall take place.

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Section 10. Voting Rights; Election of Directors

(a) Voting Generally. Without limiting any rights provided to the holders of shares of Series A Preferred under the DGCL, the holders of shares of Series A Preferred shall be entitled to vote as a single class with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation, except with respect to the Shareholder Approval; provided that, prior to the first vote of the shareholders of the Corporation with respect to the Shareholder Approval, the Series A Preferred shall have no voting rights, except as otherwise required by applicable law. Each holder of shares of the Series A Preferred shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Preferred Stock held of record by such holder could then be converted (taking into account, for the avoidance of doubt, all Unpaid Series A Dividends thereon convertible into shares of Common Stock, any Conversion Price adjustments made pursuant to Section 9 and the Conversion Cap) at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed; provided, however, that no holder of Series A Preferred shall be entitled to cast votes for the number of shares of Common Stock issuable upon conversion of such Series A Preferred Shares held by such holder that exceeds (subject to a proportionate adjustment for any stock split, stock dividend, combination, recapitalization or other proportionate reduction or increase in the Common Stock) the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred for its Series A Preferred Shares, divided by (y) the lesser of (i) $4.40 and (ii) the Closing Price of the Common Stock on the Trading Day immediately prior to the Date of Issuance of such holder’s Series A Preferred. The holders of Series A Preferred Shares shall be entitled to notice of any meeting of stockholders in accordance with the Bylaws of the Corporation.

(b) Election of Directors. In the election of directors of the Board, the holders of the Series A Preferred Shares, in addition to the other voting rights set forth herein, shall be entitled to elect (i) two directors to the Board (each, a “Preferred Director”) for so long as (x) any Series A Preferred Shares are outstanding and (y) the Preferred Percentage equals or exceeds 10% and (ii) if the Preferred Percentage is less than 10% but at least 5%, one Preferred Director to the Board for so long as any Series A Preferred Shares are outstanding. Each Preferred Director appointed pursuant to this Section 10(b) shall continue to hold office until such Preferred Director is removed from office by the affirmative vote of the Series A Preferred Majority Holders or at such time as such Preferred Director’s death, resignation, retirement or disqualification. Any vacancy created by the removal, death, resignation, retirement or disqualification of a Preferred Director shall be filled by the affirmative vote of the Series A Preferred Majority Holders. If the holders of the Series A Preferred Shares for any reason fail to elect anyone to fill any such directorship or vacancy, such position shall remain vacant until such time as such holders elect a director to fill such position and shall not be filled by resolution or vote of the Board or the Corporation’s other stockholders. The Corporation shall take all such action as may be reasonably requested by such holders to effect this Section 10(b) (including nominating and recommending the designees of the holders of the Series A Preferred Shares for election).

Section 11. Consent Rights. In addition to any rights that the holders of Series A Preferred Shares may have pursuant to the DGCL, for so long as (x) any Series A Preferred Shares are outstanding and (y) the Preferred Percentage is at least ten percent (10%), the Corporation will not, without first obtaining the written consent or affirmative vote of the Series A Preferred Majority Holders, voting separately as a class, take any of the following actions: (i) liquidate, dissolve or wind-up the Corporation (whether voluntary or involuntary), (ii) amend, modify, supplement or repeal any provision of the Certificate of Incorporation or Bylaws that would have a material adverse effect on any right, preference,

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privilege or voting power of the Series A Preferred Shares or the holders thereof (it being understood that, for the avoidance of doubt, any amendment, modification or supplement to the Certificate of Incorporation (including as a result of new certificate of designation) to create, authorize, designate or issue any equity securities of the Corporation senior to or pari passu with the Series A Preferred Shares would have a material adverse effect on the rights, preferences, privileges and/or voting power of the Series A Preferred Shares or the holders thereof), (iii) change the size of the Board; (iv) enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any Related Party, except for customary employment arrangements and benefit programs; or (v) agree to take any of the foregoing actions.

Section 12. Events of Noncompliance.

(a) Definition. An Event of Noncompliance shall have occurred if:

(1) the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(2) the Corporation breaches or otherwise fails to perform or observe (i) any other covenant or agreement set forth herein or in the Investor Rights Agreement or (ii) any covenant or agreement set forth in the Investment Agreement required to be performed or observed by the Corporation after the closing of the transactions contemplated by the Investment Agreement;

(3) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

(b) If an Event of Noncompliance occurs, the dividend rate on the Series A Preferred described in Section 4(a) shall increase immediately by an increment of one (1) percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 1 percentage point (but in no event shall the dividend rate exceed fifteen percent (15%)). Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

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Section 13. Other Rights. If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 14. Corporate Opportunities. To the fullest extent permitted by DGCL Section 122, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are presented to any Preferred Director.

Section 15. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Shares. Upon the surrender of any certificate representing Series A Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series A Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series A Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Shares represented by the surrendered certificate.

Section 16. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (it being understood that an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 17. Amendment and Waiver. No amendment, modification, alteration, repeal or waiver of any provision of this Certificate of Designation shall be binding or effective without the prior written consent of the Series A Preferred Majority Holders, voting separately as a class; provided that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series A Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another Person unless the Corporation has obtained the prior written consent of the Series A Preferred Majority Holders.

Section 18. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be given in writing and shall be deemed effectively given (a) if given by personal delivery, upon actual delivery, (b) if given by facsimile, upon receipt of confirmation of a completed transmittal, (c) if given by mail, upon the earlier of (i) actual receipt of such notice by the intended recipient or (ii) five (5) Business Days after such notice is deposited in first class mail, postage prepaid, and (d) if by an internationally recognized overnight courier for overnight delivery, one (1) Business Day after delivery to such courier for overnight delivery, in each case, (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officer this              day of                         , 2013.

RTI BIOLOGICS, INC.

By:

Name:
Title:

Signature Page to Certificate of Designation

EXHIBIT C

INVESTOR RIGHTS AGREEMENT

dated as of

[                         ], 2013

by and between

RTI BIOLOGICS, INC.

and

WSHP BIOLOGICS HOLDINGS, LLC

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT, dated as of [                ], 2013 (this “Agreement”), by and between RTI Biologics, Inc., a Delaware corporation (the “Company”), and WSHP Biologics Holdings, LLC (the “Investor”). Each of the Investor and the Company are from time to time referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Investor and the Company have entered into that certain Investment Agreement, dated as of June 12, 2013 (the “Investment Agreement”), pursuant to which the Investor has agreed to purchase, subject to the satisfaction and/or waiver of the conditions set forth therein, 50,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”); and

WHEREAS, it is a condition precedent to the Investor’s obligation to purchase such Preferred Stock that the Company enter into this Agreement with the Investor to provide for certain rights and obligations of the Parties following the closing of the transactions contemplated by the Investment Agreement (the “Closing”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, including without limitation, the 60-day provision in paragraph (d)(1)(i) thereof). The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

“Board Threshold” has the meaning set forth in Section 3.3(a).

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Company.

“Certificate of Designation” means the Certificate of Designation of Series A Convertible Preferred Stock of the Company, adopted on or about the date hereof and as amended, supplemented or modified from time to time.

“Closing” has the meaning ascribed thereto in the recitals of this Agreement.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble of this Agreement.

“Conversion Cap” has the meaning set forth in the Certificate of Designation.

“Conversion Restriction” has the meaning set forth in the Certificate of Designation.

“Convertible Securities” has the meaning set forth in the Certificate of Designation.

“Demand Notice” has the meaning set forth in Section 2.2(a).

“Demand Registration” has the meaning set forth in Section 2.2(a).

“Demand Registration Statement” has the meaning set forth in Section 2.2(a).

“Designated Director” means each Investor Director appointed to the Board pursuant to Section 2.9 and each Preferred Director appointed to the Board pursuant to the Certificate of Designation.

“Equity Securities” means any Common Stock, Options or Convertible Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forced Conversion” has the meaning set forth in the Certificate of Designation.

“Governmental Entity” means any domestic (federal, state, municipal or local) or foreign or multinational government or governmental, regulatory, political, judicial or quasi-judicial or administrative subdivision, department, authority, entity, agency, regulator, commission, board, bureau, court, or instrumentality.

“Indemnified Party” has the meaning set forth in Section 2.6(c).

“Indemnifying Party” has the meaning set forth in Section 2.6(c).

“Investment Agreement” has the meaning ascribed thereto in the recitals of this Agreement.

“Investor” has the meaning set forth in the preamble of this Agreement.

“Investor Director” has the meaning set forth in Section 3.3(a).

“Investor Parties” means the Investor, its Affiliates and their respective transferees.

“Investor Party Indemnitees” has the meaning set forth in Section 2.6(a).

“Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, guideline, regulation, order, writ, decree, agency requirement, license or permit of any Governmental Entity.

“Losses” has the meaning set forth in Section 2.6(a).

“Majority Investor Parties” means the Investor Parties holding a majority of the Registrable Securities held by all Investor Parties.

“Notice and Questionnaire” means a written notice executed by the Investor Parties and delivered to the Company containing the information required by Item 507 of Regulation S-K to be included in any Shelf Registration Statement regarding the Investor Parties seeking to sell Common Stock pursuant thereto.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Other Securities” means the Common Stock or other securities of the Company which the Company is registering pursuant to a Registration Statement covered by Section 2.3.

“Parties” has the meaning ascribed thereto in the recitals of this Agreement.

“Permitted Issuance” means any issuance by the Company of Equity Securities (1) to the Company or a Subsidiary of the Company, (2) to officers, employees, directors or consultants of the Company and its Subsidiaries pursuant to the Company’s Board-approved equity incentive plans and the securities issued upon exercise of such grants, (3) as consideration in a merger or acquisition of the stock or assets of another Person, (4) upon the occurrence of a stock split, stock dividend or any subdivision of the Common Stock, or any other reclassification, reorganization or other similar recapitalization, (5) pursuant to the conversion or exchange of any securities of the Company into Capital Stock, or the exercise of any warrants or other rights to acquire Capital Stock; (6) pursuant to a bona fide firm commitment underwritten public offering; (7) in connection with any private placement of warrants to purchase Capital Stock to lenders or other institutional investors (excluding the Company’s stockholders) in any arm’s length transaction approved by the Board in which such lenders or investors provide debt financing to the Company or any Company Subsidiary; (8) in connection with a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of the Company or any Subsidiary) relating to the operation of the Company’s or any Subsidiary’s business and for which a primary purpose thereof is not raising capital; or (9) in connection with any office lease or equipment lease or similar equipment financing transaction approved by the Board in which the Company or any Subsidiary obtains from a lessor or vendor the use of such office space or equipment for its business.

“Person” means any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Entity or other entity.

“Piggyback Notice” has the meaning set forth in Section 2.3(a).

“Piggyback Registration” has the meaning set forth in Section 2.3(a).

“Preferred Stock” has the meaning ascribed thereto in the recitals of this Agreement.

“Pro Rata Share” means, for any Investor Party at any time of determination, the quotient of (i) the sum of, without duplication, (A) the number of shares of Common Stock Beneficially Owned by such Investor Party, plus (B) the number of shares of Common Stock issuable upon conversion of the Preferred Stock Beneficially Owned by such Investor Party (assuming for this calculation that Shareholder Approval has been obtained and all shares of Preferred Stock are convertible into Common Stock), divided by, (ii) the sum of, without duplication, (A) the number of shares of Common Stock outstanding at such time of determination, plus (B) the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock at such time of determination (assuming for this calculation that Shareholder Approval has been obtained and all shares of Preferred Stock are convertible into Common Stock).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“Purchase Rights” has the meaning set forth in Section 3.2.

“Registrable Securities” means shares of Common Stock issued by the Company upon conversion of any shares of Preferred Stock, as well as any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange generally for, or in replacement generally of, such Preferred Stock or other Registrable Securities and any securities issued in exchange for such Preferred Stock or other Registrable Securities in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale by the Investor Parties holding such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (b) such securities shall have been or could be sold by the holder, without being subject to any holding period or volume limitations pursuant to Rule 144, under circumstances in which all of the applicable conditions (including any holding period or volume limitations) of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c) such securities have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend and not subject to any stop order, and such securities may be publicly resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act or (d) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” means (i) any officer or director of the Company or other Person that owns at least 5% of the Common Stock on an as-converted fully diluted basis (which for such calculation shall aggregate stockholdings of Affiliates and of immediate family members sharing the same household with such Persons), (ii) any officer or director of any of the Company’s Subsidiaries, or (iii) any member of any such Person’s immediate family sharing the same household or any of their respective Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Approval” has the meaning set forth in the Certificate of Designation.

“Shelf Effective Period” has the meaning set forth in Section 2.1(a).

“Shelf Filing Date” has the meaning set forth in Section 2.1(a).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Shelf Take-Down Notice” has the meaning set forth in Section 2.1(b).

“Subsidiary” means, when used with respect to any Person, any other Person of which (a) in the case of a corporation, at least (i) a majority of the equity and (ii) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by any combination of such first Person and one or more of its Subsidiaries or (b) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries combined (i) owns a majority of the equity interests thereof and (ii) has the power to elect or direct the election of a majority of the members of the governing body thereof. As used in this Agreement, unless the context requires otherwise, references to a Subsidiary or Subsidiaries shall mean a Subsidiary or the Subsidiaries of the Company.

“Voting Stock” means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors).

SECTION 1.2. General Interpretive Principles. Unless the context otherwise requires: (i) words in the singular include the plural, and in the plural include the singular; (ii) “including” means including without limitation; (iii) references to any Section or clause refer to the corresponding Section or clause, respectively, of this Agreement; (iv) any reference to a day or number of days, unless expressly referred to as a business day shall mean the respective calendar day or number of calendar days; (v) references to Sections of or Rules under the Exchange Act shall be deemed to include substitute, replacement or successor Sections or Rules, and any term defined by reference to a Section of or Rule under the Exchange Act shall include SEC and judicial interpretations of such Section or Rule; and (vi) headings are for convenience of reference only.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1. Shelf Registration.

(a) The Company shall use its reasonable efforts to prepare and file with the SEC within 75 days after the Closing (the “Shelf Filing Date”) a Registration Statement providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, of all of the Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall be on Form S-3 (or any comparable or successor form or forms then in effect) under the Securities Act (or to the extent the Company is not eligible to use Form S-3 or any comparable or successor form or forms, on Form S-1 or any comparable or successor form or forms). The Company shall use its reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the SEC within 90 days after the Shelf Filing Date. The Company shall use its reasonable efforts to keep the Shelf Registration Statement (or any successor Shelf Registration Statement) continuously effective under the Securities Act until the earlier of (i) the date when all of the

Registrable Securities covered by such Shelf Registration Statement have been sold and (ii) the date on which the Investor Parties own, in the aggregate, a number of shares of Common Stock and Preferred Stock which together represent less than two percent (2%) of the total number of shares of Common Stock issued and outstanding and issuable upon conversion of the Preferred Stock (with each share of Preferred Stock deemed to represent the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock at such time of determination, without regard to any restrictions on conversion (including the Conversion Cap and the Conversion Restriction) at such time) (the “Shelf Effective Period”).

(b) If any Investor Party wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so in accordance with this Section 2.1(b) and Section 2.5. Any Investor Party wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, whether in an underwritten offering or otherwise, shall notify the Company of such intent (a “Shelf Take-Down Notice”) and shall deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement, it being agreed that if any such Investor Party intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 2.5(a)(vii). From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to it in connection with a Shelf Take-Down Notice:

(i) if required by applicable Law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable Law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Investor Parties are named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit the Investor Parties to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable Law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;

(ii) provide the Investor Parties copies of any documents to filed pursuant to Section 2.1(b)(i) a reasonable period of time prior to such filing; and

(iii) notify the Investor Parties as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2.1(b)(i).

Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Investor Party as a selling security holder in any Shelf Registration Statement or related Prospectus if such Investor Party has not delivered a Notice and Questionnaire to the Company.

(c) If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering which underwritten offering was initially requested by any Investor Party pursuant to a Shelf Take-Down Notice, and the managing underwriter(s) of such underwritten offering advise the Investor Parties in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included, together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, the Registrable Securities for which inclusion in such underwritten offering was requested by any Investor Party based on the number of Registrable Securities Beneficially Owned by such Investor Party; and

(ii) second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

SECTION 2.2. Demand Registration.

(a) If the Company is unable to file within 75 days after the Closing, cause to be effective within 90 days thereafter or thereafter maintain the effectiveness of a Shelf Registration Statement during the Shelf Effective Period as required under Section 2.1, the Majority Investor Parties shall have the right, by delivering a written notice to the Company (a “Demand Notice”), to require the Company to register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by the Investor Parties and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that the Company shall not be required to effect a Demand Registration pursuant to this Section 2.2(a) after the Company has effected two (2) Demand Registrations pursuant to this Section 2.2(a); and provided further, that the Investor Parties shall not be entitled to deliver to the Company more than two (2) Demand Registrations in any 12-month period and, in any event, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Investor Parties includes at least 5% of the originally issued shares of the Registrable Securities issued upon conversion of Preferred Stock originally issued to Investor Parties or is reasonably expected to result in aggregate gross cash proceeds in excess of $1,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable efforts to file, as promptly as reasonably practicable, but not later than 30 days after receipt by the Company of such Demand Notice, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Investor Parties in accordance with the methods of distribution elected by the Majority Investor Parties (a “Demand Registration Statement”) and shall use its reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b) If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Investor Parties in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, the Registrable Securities for which inclusion in such underwritten offering was requested by any Investor Party based on the number of Registrable Securities Beneficially Owned by such Investor Party; and

(ii) second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(c) In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d) The Majority Investor Parties shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement. The Company shall not be required to pay for the expenses of the Investor Parties in connection with any registration proceeding begun pursuant to Section 2.2(a) that has been subsequently withdrawn pursuant to this Section 2.2(d) at the request of the Majority Investor Parties, unless the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly disclosed at least two (2) Business Days prior to the Company’s receipt of such Demand Notice.

(e) With the prior written consent of the Majority Investor Parties (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall be entitled to coordinate any offerings under this Section 2.2 with any offerings to be effected pursuant to similar agreements with the holders of Other Securities, including, if practicable, by filing one Registration Statement for any Registrable Securities being registered pursuant to this Section 2.2 and all Other Securities.

SECTION 2.3. Piggyback Registration.

(a) At any time after the Closing, if, other than pursuant to Sections 2.1 and 2.2, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account (other than a registration statement (a) on Form S-4, Form S-8 or any successor forms thereto, (b) filed solely in connection with any employee benefit or dividend reinvestment plan or (c) for the purpose of effecting a rights offering relating to the Common Stock) or for the account of any of its security holders, the Company will give to the Investor Parties written notice of such filing at least fifteen (15) days prior to the anticipated filing date (the “Piggyback Notice”). The Piggyback Notice shall offer the Investor Parties the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 2.3, “Registrable Securities” shall be deemed to mean solely securities of the same type and class as those proposed to be offered by the Company for its own account) as it may request (a “Piggyback Registration”). Subject to Section 2.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) days after notice has been given to the Investor Parties. The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(b) If any of the securities to be registered pursuant to the registration giving rise to the Investor Parties’ rights under this Section 2.3 are to be sold in an underwritten offering, the Investor Parties shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Investor Parties in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, all Other Securities being sold by the Company or by any Person (other than the Investor Parties) exercising a contractual right to demand registration pursuant to which such registration statement was filed; and

(ii) second, among any other holders of Registrable Securities or Other Securities requesting such registration, pro rata, based on the aggregate number of Registrable Securities and Other Securities Beneficially Owned by each such holder.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of the related Registration Statement and shall have no obligation to register any Registrable Securities in connection with such registration, except to the extent provided herein.

(d) Each Investor Party shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Registration by giving written notice to the Company of its request to withdraw at least two (2) Business Days prior to the planned effective date of the related Registration Statement. Notwithstanding Section 2.4, the Company shall not be required to pay for the expenses of any Investor Party in connection with any registration proceeding begun pursuant to this Section 2.3 from which the Investor Parties has subsequently withdrawn pursuant to this Section 2.3(d), unless such Investor Party’s withdrawal is based upon material adverse information concerning the Company that the Company had not publicly disclosed at least two (2) Business Days prior to the Company’s delivery of such Piggyback Notice.

SECTION 2.4. Registration Expenses. In connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 (including any subsequently abandoned or withdrawn registration statement), the Company shall pay all of the registration expenses incurred in connection with the registration thereunder, including, without limitation, all: (a) registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) processing, duplicating and printing expenses, (d) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) fees and expenses incurred in connection with the listing of the Registrable Securities, (f) reasonable fees and disbursements of counsel for the Company, reasonable fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by any registered public accounting firms of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit) and reasonable fees and expenses of one counsel (and applicable local counsel as necessary) for the Investor Parties and (g) reasonable fees and expenses of any special experts retained by the Company in connection with such registration. Notwithstanding the foregoing, the

Investor Parties shall be responsible for (i) any underwriting fees, discounts or commissions, (ii) any commissions of brokers and dealers, and (iii) capital gains, income and transfer taxes, if any, relating to the sale of Registrable Securities of the Investor Parties.

SECTION 2.5. Registration Procedures.

(a) In connection with the registration of any Registrable Securities pursuant to this Agreement:

(i) The Company shall prepare and file with the SEC a Registration Statement with respect to such Registrable Securities as provided herein, make all required filings with FINRA and use its reasonable efforts to keep each Registration Statement continuously effective during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement, the Company shall file promptly an appropriate amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), the Company shall use its reasonable efforts to cause such amendment to be declared effective and the Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

(ii) The Company shall prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective during the periods provided herein.

(iii) The Company shall advise the Investor Parties promptly (which notice pursuant to clauses (B) through (D) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(A) when the Prospectus or any Prospectus supplement or post-effective amendment is proposed to be or has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the SEC or any other Governmental Entity for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes;

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

(E) of the existence of any fact or the happening of any event, during the period in which a Registration Statement remains effective under the Securities Act, that makes any statement of a material fact made in such Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

(iv) The Company shall, unless any Registrable Securities shall be in book-entry form only, cooperate with the Investor Parties to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities Laws), and enable such Registrable Securities to be in such denominations and registered in such names as the Investor Parties may request at least two (2) Business Days before any sale of Registrable Securities. In connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(v) The Company shall use its reasonable efforts to promptly register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Investor Party reasonably requests and which may be reasonably necessary or advisable to enable such Investor Party to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor Parties, keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such Investor Parties to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor Parties; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this Agreement or (C) consent to general service of process in any jurisdiction where it would not otherwise be subject to such service but for this Agreement.

(vi) The Company shall use its reasonable efforts to promptly cause any Registrable Securities covered by a Registration Statement to be registered with or approved by such other Governmental Entity within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement.

(vii) The Company shall, in the event that any Investor Party advises the Company that the Investor Party intends to distribute any Registrable Securities by means of an underwritten offering, whether pursuant to Sections 2.1, 2.2 or 2.3, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by such Investor Party or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities and deliver such documents and certificates as may be reasonably requested by such Investor Party, its counsel and the managing underwriter(s), if any.

(b) No Investor Party by acquisition of a Registrable Security shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless it has furnished the Company with a Notice and Questionnaire (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. The Company may require the Investor Parties selling Registrable Securities pursuant to a Registration Statement to furnish to the Company such information regarding the Investor Parties and the distribution of such Common Stock as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Investor Parties shall promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investor Parties not misleading. Any sale of any Registrable Securities by such Investor Parties shall constitute a representation and warranty by such Investor Party that the information relating to the Investor Party and its plan of distribution is as set forth in the Prospectus delivered in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Investor Party or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by the Investor Party or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading. The Company may exclude from such Registration Statement the Registrable Securities of any Investor Party that fails to furnish such information within a reasonable time after receiving such request. The Company shall not include in any Registration Statement any information regarding, relating to or referring to such Investor Party or its plan of distribution without the approval of such Investor Party in writing.

(c) No Investor Party shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 2.6. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, the Investor Parties, the officers, directors, partners (limited and general), members, managers, representatives, agents and employees of the Investor Parties, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Investor Parties, each underwriter (including the Investor Parties if they are deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, the “Investor Party Indemnitees”), from and against all losses, claims, damages, liabilities and expenses (collectively, “Losses”) in connection with any sale of Registrable Securities pursuant to a Registration Statement arising out of or based upon (i) any violation or alleged violation of the Securities Act or any rule or regulation promulgated thereunder by the Company or any of its Affiliates, employees, officers, directors or agents or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or preliminary or final Prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to such Investor Party Indemnitee in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, including any such preliminary or final Prospectus contained therein or any such amendments or supplements thereto, or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Investor Party Indemnitee (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Investor Party Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such Registration Statement, including any such preliminary or final Prospectus contained therein or any such amendments or supplements thereto, (B) offers or sales effected by or on behalf of such Investor Party Indemnitee “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company or (C) the failure of any Investor Party Indemnitee to deliver or make available to a purchaser of Registrable Securities a copy of any Registration Statement, including any preliminary or final Prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable Law to be delivered or made available); provided that the Company shall have delivered to such Investor Party Indemnitee such Registration Statement, including such preliminary or final Prospectus contained therein and any amendments or supplements thereto.

(b) In connection with any Registration Statement in which an Investor Party is participating by registering Registrable Securities, such Investor Party shall indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors, agents, representatives or other employees of the Company, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against all Losses, as incurred, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement or preliminary or final Prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case solely to the extent that such untrue or alleged untrue statement or omission or alleged omission is made in such Registration Statement or in any preliminary or final Prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) in reliance upon and in conformity with written information furnished to the Company by the Investor Parties expressly for inclusion in such document.

(c) If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Action with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been actually prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Action, to assume, at the Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall also have the right to employ counsel and to assume the defense of such Action or (iii) in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist in respect of such Action; provided, further, that the Indemnifying Party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, neither the Indemnifying Party nor the Indemnified Party will be subject to any liability for, or otherwise effect, any settlement made without the consent of the other (but such consent shall not be unreasonably withheld, conditioned or delayed).

(d) Neither Party shall settle, compromise, discharge or consent to an entry of judgment with respect to a claim or liability subject to indemnification under this Section 2.6 without the other Parties’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnifying Party may agree without the prior written consent of the Indemnified Party to any settlement, compromise, discharge or consent to an entry of judgment, in each case that relates only to money damages and by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such claim and which unconditionally releases the Indemnified Party from all liability in connection with such claim.

(e) If the indemnification provided for in this Section 2.6 is unavailable to hold harmless each of the Indemnified Parties against any losses, claims, damages, liabilities and expenses to which such parties may become subject under the Securities Act, then the Indemnifying Party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the Indemnifying Party on the one hand, or by such Indemnified Party on the other, and such party’s relative intent, knowledge, access to information and opportunity to have corrected or prevented such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person that is not guilty of such fraudulent misrepresentation.

SECTION 2.7. Miscellaneous.

(a) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as there are outstanding Registrable Securities, to use its reasonable efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(ii) file with the SEC in a timely manner all reports and other documents as the SEC may prescribe under the Exchange Act at any time while the Company is subject to such reporting requirements of the Exchange Act; and

(iii) furnish to the Investor Parties upon a reasonable request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as any Investor Party may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Registrable Securities without registration.

(b) Subject to the provisions hereof, in the event the Company proposes to enter into an underwritten public offering, the Investor Parties shall enter into a customary agreement with the managing underwriters not to effect any sale or distribution of equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, during the period beginning up to two (2) days prior to the date of such offering and extending for up to 90 days following the effective date of such offering if so requested by the Company and the underwriters. The Company may impose stop-transfer restrictions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period and shall lift such stop-transfer restrictions immediately upon the end of such period.

ARTICLE III

OTHER RIGHTS

SECTION 3.1. Information Rights. So long as the Investor Parties own in the aggregate, a number of shares of Common Stock and Preferred Stock which together represent at least five percent (5%) of the total number of shares of Common Stock issued and outstanding and issuable upon conversion of the Preferred Stock (with each share of Preferred Stock deemed to represent the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock at such time of determination without giving effect to the Conversion Cap and the Conversion Restriction), the Company shall provide the Investor Parties with (i) as soon as available, but within 30 days after the end of each fiscal month, consolidated unaudited financial statements of the Company and its Subsidiaries consisting of an unaudited income statement for such quarter, statement of cash flows for such quarter and balance sheet as of the end of such quarter and, in each case, prepared in accordance with GAAP; (ii) as soon as available, but in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, consolidated unaudited financial statements of the Company and its Subsidiaries consisting of an unaudited income statement for such quarter, statement of cash flows for such quarter and balance sheet as of the end of such quarter and, in each case, prepared in accordance with GAAP; (iii) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated audited financial statements of the Company and its Subsidiaries consisting of an audited income statement for such fiscal year, statement of cash flows for such fiscal year and balance sheet as of the end of such fiscal year and, in each case, prepared in accordance with GAAP; (iv) a copy of the financial plan of the Company and its Subsidiaries in the form approved by the Board prior to the beginning of each fiscal year and any Board-approved revisions thereof, and (v) such other financial information the Investor Parties may reasonably request; provided that any documents or other information that is filed with the SEC need not be separately provided by the Company to the Investor Parties.

SECTION 3.2. Preemptive Rights. If at any time the Company proposes to grant, issue or sell any Equity Securities (in each case, other than any Permitted Issuances) to any Person (the “Purchase Rights”) then it shall give the Investor Parties written notice of its intention to do so, describing the Equity Securities and the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor Party shall be entitled to acquire, upon the terms applicable to such Purchase Rights, its Pro Rata Share of the Equity Securities proposed to be granted, issued or sold by the Company triggering the Purchase Rights. Each Investor Party shall have thirty (30) days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of such Equity Securities to be purchased. If not all of the Investor Parties elect to purchase their Pro Rata Share of the Equity Securities subject to the Purchase Rights, then the Company shall promptly notify in writing the Investor Parties who have elected to purchase their full Pro Rata Share of such Equity Securities and shall offer such Investor Parties the right to acquire such unsubscribed shares on a pro rata basis (based on Pro Rata Shares). The Investor Parties shall have fifteen (15) days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If the Investor Parties have, in the aggregate elected to purchase more than the number of unsubscribed shares being offered in such notice, then the unsubscribed shares shall be allocated according to each Investor Party’s Pro Rata Share up to the number of unsubscribed shares set forth in the notice to the Investor Parties. If the Investor Parties fail to exercise in full its Purchase Rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the purchasers’ rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Investor Parties pursuant to this Section 3.2. If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities (other than Permitted Issuances) without first again complying with this Section 3.2.

SECTION 3.3. Investor Directors.

(a) Investor Party Nomination. From time to time and at any time after the date on which the Majority Investor Parties no longer hold a right to elect any Preferred Directors (as defined in the Certificate of Designation) pursuant to Section 10(b) of the Certificate of Designation, the Majority Investor Parties shall be entitled to nominate (i) two directors to the Board (each, an “Investor Director”) for so long as the Investor Parties Beneficially Own, in the aggregate, a number of shares of Common Stock and Preferred Stock which together represent at least ten percent (10%) of the total number of shares of Common Stock issued and outstanding and issuable upon conversion of the Preferred Stock (with each share of Preferred Stock deemed to represent the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock at such time of determination (without regard to any restrictions on conversion)) and (ii) if the Investor Parties Beneficially Own, in the aggregate, a number of shares of Common Stock and Preferred Stock which together represent less than ten percent (10%) but at least five percent (5%) of the total number of shares of Common Stock issued and outstanding and issuable upon conversion of the Preferred Stock (with each share of Preferred Stock deemed to represent the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock at such time of determination (without regard to any restrictions on conversion)), one Investor Director to the Board (each nomination threshold in clauses (i) and (ii), a “Board Threshold”).

(b) Company Nomination. Subject to the applicable Board Threshold, at each meeting of the Company’s stockholders at which the election of directors is to be considered, the Company shall nominate the Investor Director(s) designated by the Majority Investor Parties for election to the Board by the holders of Voting Stock and solicit proxies from the Company’s stockholders in favor of the election of the Investor Directors (with it being understood that the Company shall cause each Investor Director to be nominated to the class of directors of the Board with the longest remaining tenure on the Board of all classes of directors of the Board). The Company shall use reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such the Investor Director and including recommending approval of such the Investor Director’s appointment to the Board) and shall not take any action designed to diminish the prospects of such the Investor Director(s) of being elected to the Board.

(c) Removal. The Company shall use all reasonable best efforts to ensure that any Investor Director is removed only if so directed in writing by the Majority Investor Parties, unless otherwise required by applicable law.

(d) Vacancies. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of the term of office of an the Investor Director, the Company shall use reasonable best efforts to cause the Board to fill such vacancy or new directorship with a representative designated by the Majority Investor Parties as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by such holders, will be nominated to be elected to the Board in the manner set forth in Section 2.9). If the Majority Investor Parties fail or decline to fill the vacancy, then the directorship shall remain open until such time as the Majority Investor Parties elect to fill it with a representative designated hereunder.

SECTION 3.4. Director Provisions.

(a) Fees and Expenses. Each Designated Director shall be entitled to reimbursement of expenses incurred in such capacities on the same basis as the Company provides such reimbursement to the other non-management members of its Board.

(b) Committees; Subsidiary Boards. At the request of the Majority Investor Parties, the Company shall use its reasonable best efforts to cause the Designated Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one representative) on each committee of the Board, so long as consistent with the independence and other applicable requirements of the principal trading market of the Company’s Common Stock or under applicable law. At the request of the Majority Investor Parties, the Company shall use its reasonable best efforts to cause the Designated Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one representative) on the boards (or equivalent governing body) and committees of each Subsidiary of the Company.

SECTION 3.5. Consent Rights. For so long as the Investor Parties own in the aggregate, a number of shares of Common Stock and Preferred Stock which together represent at least ten percent (10%) of the total number of shares of Common Stock issued and outstanding and issuable upon conversion of the Preferred Stock (with each share of Preferred Stock deemed to represent the number of shares of Common Stock such share of Preferred Stock issuable upon conversion of such share of Preferred Stock at such time of determination (without regard to any restrictions on conversion)), the Company will not, without first obtaining the written consent or affirmative vote of the Majority Investor Parties, take any of the following actions: (i) liquidate, dissolve or wind-up the Company (whether voluntary or involuntary), (ii) amend, modify, supplement or repeal any provision of the Certificate of Incorporation or Bylaws that would have a material adverse effect on any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof (provided, that for the avoidance of doubt, any amendment, modification, supplement or repeal any provision of the Certificate of Incorporation or Bylaws that would have the effect of limiting, restricting, delaying or prohibiting any rights of the Investor Parties, including modification of the nomination rights set forth in Section 3.3, shall constitute a material adverse effect on the rights, preferences, privileges and voting power of the Series A Preferred Shares or the holders thereof), (iii) change the size of the Board; (iv) enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any Related Party, except for customary employment arrangements and benefit programs; or (v) agree to take any of the foregoing actions.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Amendment and Modification. No term of this Agreement may be amended or modified without the prior written consent of each Party. No provision of this Agreement may be waived except in a writing executed and delivered by the Party against whom such waiver is sought to be enforced. Any amendment or waiver effected in accordance with this Section 4.1 shall be binding upon the Investor Parties and the Company.

SECTION 4.2. Successors and Assigns; Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the Company and the Majority Investor Parties, except that any Investor Party may transfer or assign, in whole or from time to time in part, to one or more Persons the Preferred Stock or any Common Stock issued on conversion thereof; provided that (a) such Investor Party complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and (b) the transferee agrees in writing to be bound by this Agreement as if it were a party hereto and an Investor hereunder. For the avoidance of doubt, the rights set forth herein applicable to Investor and/or any Investor Party shall inure to any transferee of an Investor Party.

SECTION 4.3. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law in an acceptable manner.

SECTION 4.4. Notices and Addresses. Unless otherwise provided, any notice or request required or permitted to be delivered under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, upon actual delivery, (b) if given by facsimile, upon receipt of confirmation of a completed transmittal, (c) if given by mail, upon the earlier of (i) actual receipt of such notice by the intended recipient or (ii) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (d) if by an internationally recognized overnight air courier, one (1) Business Day after delivery to such carrier. All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Company:

RTI Biologics, Inc.

11621 Research Circle

Alachua, FL 32615

Attention: Board of Directors

Facsimile: 386-418-0342

With a copy to (which shall not constitute notice to the Company):

Fulbright & Jaworski LLP

666 Fifth Avenue

New York, NY 10103

Attention: Warren J. Nimetz

Facsimile: (212) 318-3400

If to the Investor Parties:

WSHP Biologics Holdings, LLC

c/o Water Street Healthcare Partners

333 West Wacker Drive, Suite 2800

Chicago, Illinois 60606

Attention: Ned H. Villers

Facsimile: 312-506-2901

With a copy to (which shall not constitute notice to the Investor Parties):

Kirkland & Ellis LLP

300 North LaSalle Chicago, IL 60654

Attention:	Ted H. Zook, P.C.
James S. Rowe
Martin A. DiLoreto, Jr., P.C.
Facsimile:	(312) 862-2200

SECTION 4.5. Governing Law; CONSENT TO JURISDICTION. This Agreement and any Action or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transactions leading to this Agreement or contemplated hereby and/or the interpretation and enforcement of the rights and duties of the Parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive Laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of Laws thereof. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “COURT OF CHANCERY”) OR, TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS (THE “DELAWARE FEDERAL COURT”) OR, TO THE EXTENT NEITHER THE COURT OF CHANCERY NOR THE DELAWARE FEDERAL COURT HAS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COLLECTIVELY, THE “CHOSEN COURTS”). EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.

SECTION 4.6. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO

ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.6 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

SECTION 4.7. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

SECTION 4.8. Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a telecopy machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

SECTION 4.9. Further Assurances. Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

SECTION 4.10. Remedies. Each Party hereby acknowledges and agrees that the failure of the other Party to perform its respective agreements and covenants hereunder, including any failure to take all actions as are necessary by such Party to consummate the transactions contemplated hereby (to the extent required to be taken by such Party under this Agreement), will cause irreparable injury to the other Party, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby agrees that any other Party may seek the issuance of equitable relief by any court of competent jurisdiction to compel performance of such Party’s obligations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

RTI BIOLOGICS, INC.

By:
Name:
Title:

WSHP BIOLOGICS HOLDINGS, LLC

By:
Name:
Title:

Signature Page to the Investor Parties Rights Agreement

Exhibit D

RTI Biologics

11621 Research Circle

Alachua, Florida 32615

[                    ], 2013

Water Street Healthcare Partners III, L.P.

333 West Wacker Drive, Suite 2800

Chicago, Illinois 60606

Attention: Ned H. Villers

Re: VCOC Management Rights

Ladies and Gentlemen:

This letter will confirm our agreement that, in connection with the ownership by WSHP Biologics Holdings, LLC (“Owner Sub”) of certain shares of Series A Convertible Preferred Stock (the “Shares”) issued by, and Owner Sub’s investment in, RTI Biologics, Inc. (the “Company”), Owner Sub has obtained and delegated to its managing member, Water Street Healthcare Partners III, L.P. (the “Fund”), certain management rights with respect to the Company as described below.

Pursuant to the Certificate of Designation of Series A Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on or about the date hereof (the “Certificate”), Owner Sub constitutes, by itself, the Series A Preferred Majority Holders (as defined in the Certificate), and is thus individually entitled to exercise all rights granted by the Certificate to the Series A Preferred Majority Holders, including the right to elect, remove and replace up to two directors to the board of directors of the Company (the “Preferred Directors”) pursuant to Section 10(b) of the Certificate. Owner Sub hereby delegates such right to the Fund, and the Fund is accordingly entitled to independently elect, remove and replace such Preferred Directors in accordance with the Certificate. The Company hereby agrees to such delegation.

Additionally, pursuant to the Investor Rights Agreement by and between the Company and Owner Sub, dated as of [                ], 2013 (the “Investor Rights Agreement”), Owner Sub constitutes, by itself, the Majority Investor Parties (as defined in the Investor Rights Agreement), and is thus individually entitled to exercise all rights granted by the Investor Rights Agreement to the Majority Investor Parties, including certain information rights pursuant to Section 3.1 of the Investor Rights Agreement, the right to nominate up to two directors to the board of directors of the Company in certain circumstances pursuant to Section 3.3(a) of the Investor Rights Agreement and certain consent rights pursuant to Section 3.5 of the Investor Rights Agreement. Owner Sub hereby delegates such rights to the Fund, and the Fund is accordingly entitled to independently exercise such information, board nomination and consent rights. The Company hereby agrees to such delegation.

The rights set forth herein shall terminate and be of no further force or effect upon the time at which the Fund no longer directly or indirectly owns any Shares or other securities of the Company.

[Signature pages follows]

Sincerely, RTI BIOLOGICS, INC.

By:

Name:
Title:

Acknowledged and Agreed:

WATER STREET HEALTHCARE PARTNERS III, L.P.

By:
Its:	General Partner

By:

Name:
Title:

WSHP BIOLOGICS HOLDINGS, LLC

By:

Name:
Title:

[Signature Page to Management Rights Letter]

Exhibit E

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2013 between RTI Biologies, Inc., a Delaware corporation (the “Company”), and [                    ] (“Indemnitee”).

WHEREAS, Indemnitee is either a member of the board of directors of the Company (the “Board”) or an officer of the Company, or both, and in such capacity or capacities is performing a valuable service for the Company;

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations or other business entities unless they are protected by comprehensive indemnification and liability insurance, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and because the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which the Company is organized, empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive;

WHEREAS, the Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be indemnified as herein provided;

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the indemnity provided herein;

WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by Water Street Healthcare Partners, LLC (“Water Street”) or affiliates of and investment funds directly or indirectly managed by Water Street (the “Water Street Rights”) that Indemnitee and Water Street intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgment of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director or in any other capacity for the Company and its subsidiaries; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Water Street Rights and the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer from and after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Liabilities and Expenses (each as hereinafter defined) actually incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Liabilities and Expenses actually incurred by or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Liabilities or Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company, unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually incurred by or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, if any action, suit or proceeding is disposed of or dismissed, on the merits or otherwise (including a disposition or dismissal without prejudice), without (i) an adjudication that Indemnitee was liable to the Company, (ii) a plea of guilty or nolo contendere by Indemnitee, (iii) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (iv) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been successful with respect thereto.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does, to the fullest extent permitted by applicable law, indemnify and hold harmless Indemnitee against all Liabilities and Expenses actually incurred by or on behalf of Indemnitee if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement, other than those set forth in Section 9 hereof, shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

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3. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses actually incurred, in connection with any claim relating to a Proceeding under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s). To the fullest extent permitted by applicable law, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, employees, agents or other service providers of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually incurred by or on behalf of Indemnitee in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance, to the extent not prohibited by law, all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within fifteen (15) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall, if and to the extent required by the DGCL, include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest-free. In accordance with Sections 7(d) and 7(e) of this Agreement, advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of the parties to this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary (or comparable officer) of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

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(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (3) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; provided, however, that if a Change in Control has occurred, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If a Change in Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising the Company of the identity of the Independent Counsel so selected. The Company may, within 10 days after such written notice of selection shall have been given, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If a written objection is made, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If a Change in Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Board within 20 days after notification by Indemnitee. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If a written objection is made, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the Person making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have

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the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors, Independent Counsel or stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) For purposes of this Agreement, it shall be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption of good faith shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Without limiting the generality of the foregoing, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action that is the subject of any actual or threatened Proceeding is based on (i) the records or books of account of the Enterprise (as hereinafter defined), including financial statements, (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f) If the Person empowered or selected under this Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days (or in the case of an advancement of Expenses in accordance with Section 4, fifteen (15) days; provided that Indemnitee has, if and to the extent required by the DGCL, delivered the undertaking contemplated in Section 4) after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law, and such right to indemnification shall be enforceable by Indemnitee in any court of competent jurisdiction; provided that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within sixty (60) days after such receipt and such determination is made at such stockholders meeting, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (45) days after having been so called and such determination is made at such meeting.

(g) Indemnitee shall cooperate with the Person making a determination with respect to Indemnitee’s entitlement to indemnification hereunder, including providing to such Person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

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(h) Any Person making a determination as to Indemnitee’s entitlement to indemnification shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.

(i) With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof the Company will be entitled to participate therein at its own expense. The Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee with respect to such Proceeding. After the Company provides written notice to Indemnitee of its election to assume the defense of any Proceeding pursuant to this Section 6(i), the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or otherwise; provided, however, that Indemnitee shall have the right to employ Indemnitee’s own counsel, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i) the employment of counsel by Indemnitee has been authorized by the Company;

(ii) Indemnitee shall have reasonably concluded that counsel engaged by the Company may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

(iii) the Company shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Company.

(j) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The Company shall not settle any Proceeding in any manner unless such settlement (i) provides for a full and final release of all claims against Indemnitee and (ii) does not impose any penalty (including any admissions of fault) or limitation on Indemnitee without Indemnitee’s written consent.

(k) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

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7. Remedies of Indemnitee.

(a) Subject to Section 9, in the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within thirty (30) days (or in the case of an advancement of Expenses in accordance with Section 4, fifteen (15) days; provided that Indemnitee has, if and to the extent required by the DGCL, delivered the undertaking contemplated in Section 4) after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, then Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7. Except as set forth herein, the provisions of Delaware law (without regard to its conflict-of-law rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b). In any judicial proceeding or arbitration commenced pursuant to this Section 7, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 6(b) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 7, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 5 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading, in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all Expenses actually incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, to the fullest extent permitted by applicable law.

(e) The Company shall, to the extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by applicable law, Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance, to the extent not prohibited by law and in accordance with Section 5 of this Agreement, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company.

8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)

(i) The Company shall, if commercially reasonable, obtain and maintain in effect during the entire period described in Section 10 for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement (“D&O Insurance”); provided, that in connection with a Change of Control that occurs prior to

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the termination of the period described in Section 10 for which the Company is obligated to indemnify Indemnitee, the Company shall instead purchase a six (6) year pre-paid “tail policy” (a “Tail Policy”) on terms and conditions (in both amount and scope) providing substantially equivalent benefits to Indemnitee as the D&O Insurance in effect as of the closing of the Change of Control (the “Change of Control Closing Date”) with respect to matters arising on or prior to the earlier of (i) the Change of Control Closing Date and (ii) the date on which Indemnitee ceased serving as a director, officer or fiduciary of the Company, any direct or indirect subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise at the express written consent of the Company.

(ii) Indemnitee shall be covered by such D&O Policies (including any Tail Policy) in accordance with its or their terms to the maximum extent of the coverage available for any such officer or director under such D&O Policies. In all such D&O Policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective D&O Policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Policies.

(c) The Company hereby acknowledges that Indemnitee has the Water Street Rights provided by Water Street and/or certain of Water Street’s affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with Water Street (collectively, the “Fund Indemnitors”). The Company hereby agrees (A) that the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance Expenses or to provide indemnification for the same Liabilities or Expenses incurred by Indemnitee is secondary), (B) that it shall be required to advance the full amount of Expenses actually incurred by Indemnitee and shall be liable for the full amount of all Liabilities and Expenses to the extent legally permitted and as required by the terms of this Agreement and the Charter or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (C) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 8(c).

(d) Except as provided in Section 8(c) above, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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(e) Except as provided in Section 8(c) above, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) Except as provided in Section 8(c) above, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as hereinafter defined), or similar provisions of state statutory law or common law; or

(b) for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, in each case as required under the Exchange Act; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Company has joined in or the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement, the Charter or the Bylaws.

10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue until and terminate upon the later of (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company, and (ii) two (2) years after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 7 of this Agreement relating thereto (including any rights of appeal of any Section 7 Proceeding).

11. Security. To the extent requested by Indemnitee and approved by the Board, the Company shall provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

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12. Definitions. For purposes of this Agreement:

(a) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person, other than WSHP Biologics Holdings, LLC, Water Street or any of their respective affiliates and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, unless the change in relative “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 12(a)(i), 12(a)(iii) or 12(a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or who was otherwise nominated by WSHP Biologics Holdings, LLC, Water Street or any of their respective affiliates, cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company, any direct or indirect subsidiary of the Company, or of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, that such person is or was serving at the request of the Company; provided, that any person that serves as a director, officer, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, of at least 50% of whose equity interests are owned by the Company, shall be conclusively presumed to be serving in such capacity at the request of the Company.

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(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary.

(e) “Exchange Act” shall mean the Securities Exchange Act of l934, as amended.

(f) “Expenses” shall include all reasonable documented direct and indirect costs, including attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, out-of-pocket expenses and other disbursements and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, responding to, or objecting to, a request to provide discovery in any Proceeding, or, to the fullest extent permitted by applicable law, successfully establishing a right to indemnification under this Agreement, whether in whole or part. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include any Liabilities.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and disbursements of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h) “Liabilities” shall mean damages, losses and liabilities of any type whatsoever, including, but not limited to, any judgments, fines, excise or other taxes, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, excise or other taxes, penalties or amounts paid in settlement) of any Proceeding.

(i) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(j) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, and any appeal thereof, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the Corporate Status of Indemnitee, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in such Corporate Status, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any Liability or Expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement.

13. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

14. Enforcement and Binding Effect.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company and/or Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company and/or Enterprise.

(b) Without limiting any of the rights of Indemnitee under the Charter or Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

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(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof or other equitable relief, without any necessity of showing actual damage or irreparable harm, and that by seeking injunctive relief and/or specific performance or other equitable relief, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive or other equitable relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.

15. Modification and Waiver. No term of this Agreement may be amended or modified without the prior written consent of each party hereto. No provision of this Agreement may be waived except in a writing executed and delivered by the party against whom such waiver is sought to be enforced. Any amendment or waiver effected in accordance with this Section 15 shall be binding upon the parties hereto.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment or other similar document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. Unless otherwise provided, any notice or request required or permitted to be delivered under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, upon actual delivery, (b) if given by facsimile or telecopier, upon receipt of confirmation of a completed transmittal, (c) if given by mail, upon the earlier of (i) actual receipt of such notice by the intended recipient or (ii) three (3) business days after such notice is deposited in first class mail, postage prepaid, and (d) if by an internationally recognized overnight air courier, one (1) business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

RTI Biologics, Inc.

11621 Research Circle

Alachua, FL 32615

Attention: Board of Directors

Telecopy: 386-418-0342

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With a copy to (which shall not constitute notice to the Company):

Fulbright & Jaworski LLP

666 Fifth Avenue

New York, NY 10103

Attention: Warren J. Nimetz

Facsimile: (212) 318-3400

If to Indemnitee:

At the address set forth below Indemnitee’s signature hereto

With a copy to (which shall not constitute notice to Indemnitee):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Ted H. Zook, P.C.

  James S. Rowe

  Martin A. DiLoreto, Jr., P.C.

Telecopy:  (312) 862-2200

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18. Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a telecopy machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

19. Headings; Interpretation. All headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. Further, the parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

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20. Governing Law; CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict-of-laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 7 of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) agree that service of process in any such action or proceeding may be effected by notice given pursuant to Section 17 of this Agreement, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any Person other than the parties to this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.

RTI BIOLOGICS, INC.

By:

Name:
Title:

INDEMNITEE

Name: Address:

Signature Page to Director Indemnification Agreement

Exhibit F

Every term which is defined or given special meaning in the Investment Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Investment Agreement. The Investment Agreement, the Series A Certificate of Designations, the Investor Rights Agreement, the Management Rights Agreement, the Director Indemnification Agreements and the Pioneer Merger Agreement are collectively referred to herein as the “Transaction Documents.”

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

1.	The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware (the “DGCL”).

2.	The Company has the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents.

3.	The filing of the Certificate of Designation with the Secretary of State of the State of Delaware has been duly authorized by all necessary corporate action of the Company.

4.	The Company’s execution, delivery and performance of the Investment Agreement have been authorized by all necessary corporate actions on the part of the Company. The Company has duly executed and delivered the Investment Agreement. Assuming due authorization, execution and delivery by Investor, the Investment Agreement is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

5.	The Company’s execution, delivery and performance of the Investor Rights Agreement have been authorized by all necessary corporate actions on the part of the Company. The Company has duly executed and delivered the Investor Rights Agreement. Assuming due authorization, execution and delivery by Investor, the Investor Rights Agreement is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

6.	The Company’s execution, delivery and performance of the Management Rights Agreement have been authorized by all necessary corporate actions on the part of the Company. The Company has duly executed and delivered the Management Rights Agreement. Assuming due authorization, execution and delivery by Investor and Water Street Healthcare Partners II, L.P., the Management Rights Agreement is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

7.	The Company’s execution, delivery and performance of the Director Indemnification Agreements have been authorized by all necessary corporate actions on the part of the Company. The Company has duly executed and delivered the Director Indemnification Agreements. Assuming due authorization, execution and delivery by each Preferred Director, the Director Indemnification Agreements are valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

8.	The Company’s execution, delivery and performance of the Pioneer Merger Agreement have been authorized by all necessary corporate actions on the part of the Company. The Company has duly executed and delivered the Pioneer Merger Agreement. Assuming due authorization, execution and delivery by Pioneer and the other parties thereto, the Pioneer Merger Agreement is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

9.	The execution and delivery of the Transaction Documents by the Company, and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Shares to Investor in accordance with the terms of the Investment Agreement) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of (i) the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or Series A Certificate of Designation, or (ii) any listing rules of NASDAQ or any Law of the United States or the State of Delaware typically applicable to transactions that are similar to the transactions contemplated by the Investment Agreement, provided that we express no opinion in this paragraph with respect to (a) any Law to which the Company may be subject as a result of the legal or regulatory status of Investor or the involvement of Investor in such transactions.

10.	No consent, approval, authorization or order of any court or Governmental Authority is required for the issuance and sale by the Company of the Shares to Investor or the consummation by the Company of the transactions contemplated by the Transaction Documents, except such as may be required under the United States securities laws or securities or blue sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph.

11.	The issuance of the Series A Preferred Shares to be sold on the date hereof pursuant to the Investment Agreement has been duly authorized. When appropriate certificates representing those Shares are delivered against payment for consideration therefor in accordance with the Investment Agreement, those Shares will be validly issued, fully paid and nonassessable. The Shares are not subject to preemptive rights or other similar rights under the terms of the DGCL, the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated By-laws or Series A Certificate of Designation or, to such counsel’s knowledge, any other agreement to which the Company is a party. To such ccounsel’s knowledge, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

12.	The issuance of the Common Stock upon conversion of the Series A Preferred in accordance with the Certificate of Designation has been duly authorized. When appropriate certificates representing the Common Stock are duly countersigned by the Company’s registrar and delivered in accordance with the Investment Agreement and Series A Certificate of Designation, the Common Stock will be validly issued, fully paid and nonassessable. As of the date hereof, the Common Stock issuable upon conversion is not subject to preemptive rights under the terms of the DGCL or under the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Series A Certificate of Designation or, to such counsel’s knowledge, any other agreement to which the Company is a party. To such counsel’s knowledge, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Stock upon conversion.

13.	No registration under the Securities Act is required in connection with: (i) the sale of the Shares to Investor in the manner contemplated by the Investment Agreement; and (ii) as of the date hereof, the issuance of the Conversion Shares when issued in accordance with the Investment Agreement and Series A Certificate of Designation; in each case assuming (A) the accuracy of Investor’s representations set forth in the Investment Agreement and (B) the compliance with the procedures set forth in the Investment Agreement and Series A Certificate of Designation by Investor, on the one hand, and the Company, on the other hand.